                                                                  Execution Copy

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                             CONTRIBUTION AGREEMENT

                                      Among

                              TRC REALTY, INC.-GP,

                                   TRC-LB LLC,

                       TRC ASSOCIATES LIMITED PARTNERSHIP,

                                       and

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                 August 18, 2004





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
                                TABLE OF CONTENTS



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                                                                                                               PAGE

ARTICLE I             DEFINITIONS................................................................................1

         1.1.              Defined Terms.........................................................................1

         1.2.              General Definitional Provisions.......................................................9

ARTICLE II            CONTRIBUTION; CONSIDERATION................................................................9

         2.1.              Contribution of the Partnership Interests.............................................9

         2.2.              Payment of the Contribution Consideration.............................................9

         2.3.              Prepayment of Loans; Release of Guarantors...........................................10

         2.4.              Payment of Expenses..................................................................11

         2.5.              Admission to Partnership.............................................................11

         2.6.              Excluded Assets......................................................................11

         2.7.              Redemption of Partnership Interests in Two Logan Transferee..........................11

         2.8.              200 Radnor Option....................................................................12

         2.9.              Name Change..........................................................................12

         2.10.             Tax Protection Agreement.............................................................13

         2.11.             Equitable Assignment.................................................................13

         2.12.             Characterization of sale of interest of LB in TRCLP..................................13

ARTICLE III           DEPOSIT; ESCROW...........................................................................13

         3.1.              Deposit..............................................................................13

         3.2.              Escrow Agent.........................................................................14

         3.3.              Application of Escrow Funds..........................................................14

         3.4.              Manner of Holding....................................................................14

         3.5.              Limitation of Liability..............................................................14

         3.6.              Conflicting Demands..................................................................14

         3.7.              Substitution of Letter of Credit.....................................................15

ARTICLE IV            PUT AND CALL RIGHTS.......................................................................15

         4.1.              Purchase Rights......................................................................15

         4.2.              Put Rights...........................................................................16

                                       -i-
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
ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS........................................17

         5.1.              Organization, Power and Authority....................................................17

         5.2.              Binding Agreement....................................................................18

         5.3.              Capitalization of TRCLP and its Subsidiaries.........................................18

         5.4.              No Conflicts.........................................................................18

         5.5.              Title to the Partnership Interests and Eleven Percent Interests......................19

         5.6.              Third Party Consents.................................................................19

         5.7.              Leases...............................................................................19

         5.8.              Mortgage Loans and Material Loan Documents...........................................19

         5.9.              Contracts............................................................................19

         5.10.             No Bankruptcy........................................................................20

         5.11.             Litigation and Other Proceedings.....................................................20

         5.12.             Securities Matters...................................................................20

         5.13.             FIRPTA Matters.......................................................................20

         5.14.             Security Deposits....................................................................20

         5.15.             Financial Statements.................................................................20

         5.16.             Undisclosed Liabilities..............................................................21

         5.17.             Absence of Changes...................................................................21

         5.18.             Taxes................................................................................21

         5.19.             Employees; Union Contracts...........................................................21

         5.20.             No Condemnation......................................................................22

         5.21.             Tenant Improvements and Leasing Commissions..........................................22

         5.22.             Environmental Laws...................................................................22

         5.23.             REA Documents........................................................................22

         5.24.             Surveys..............................................................................22

         5.25.             Title; Permitted Liens...............................................................22

         5.26.             Insurance............................................................................23

         5.27.             No Commitments.......................................................................23

         5.28.             No Unpaid Charges....................................................................23

         5.29.             Leased Property......................................................................23

         5.30.             Investments by TRCLP and Other Entities..............................................23

         5.31.             Two Logan Square Associates..........................................................24

         5.32.             Certain Matters as to Jack Blake.....................................................24

         5.33.             Limitations Regarding Representations and Warranties.................................24


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
ARTICLE VI            REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP...............................26

         6.1.              Organization, Power and Authority....................................................26

         6.2.              Binding Agreement....................................................................26

         6.3.              No Conflicts.........................................................................27

         6.4.              Third Party Consents.................................................................27

         6.5.              No Bankruptcy........................................................................27

         6.6.              No Inducement........................................................................27

         6.7.              Organizational Agreements............................................................28

         6.8.              Litigation and Other Proceedings.....................................................28

         6.9.              OP Units; Preferred OP Units; Common Shares..........................................28

         6.10.             Tax Status of Operating Partnership..................................................28

         6.11.             REIT Status..........................................................................28

         6.12.             Financing............................................................................29

ARTICLE VII           CONDITIONS PRECEDENT TO THE CONTRIBUTORS' OBLIGATIONS.....................................29

         7.1.              Accuracy of Representations..........................................................29

         7.2.              Performance..........................................................................29

         7.3.              Documents and Deliveries.............................................................29

         7.4.              Required Consents....................................................................29

         7.5.              Recapitalization Agreement...........................................................29

         7.6.              One Commerce Square..................................................................29

ARTICLE VIII          CONDITIONS PRECEDENT TO THE OPERATING PARTNERSHIP'S AND THE REIT'S OBLIGATIONS............30

         8.1.              Accuracy of Representations..........................................................30

         8.2.              Performance..........................................................................30

         8.3.              Documents and Deliveries.............................................................30

         8.4.              Required Consents....................................................................30

         8.5.              Estoppel Certificates................................................................30

         8.6.              New Two Logan Transfers..............................................................31

         8.7.              Compliance with Rule 3-14 of Regulation S-X..........................................31

         8.8.              Condition of Improvements............................................................31

         8.9.              No Additional Proceedings; Tenant Defaults...........................................31

         8.10.             Recapitalization Agreement...........................................................31

ARTICLE IX            CLOSING; DELIVERIES AT CLOSING............................................................31

         9.1.              Date, Time and Place.................................................................31

         9.2.              Deliveries by Contributor............................................................32

         9.3.              Deliveries by the Operating Partnership and the REIT.................................33

ARTICLE X             DAMAGE OR DESTRUCTION; CONDEMNATION.......................................................34

         10.1.             Damage or Destruction................................................................34

         10.2.             Condemnation.........................................................................34

ARTICLE XI            APPORTIONMENTS; EXPENSES..................................................................34

         11.1.             Apportionments Generally.............................................................34

         11.2.             Taxes................................................................................35

         11.3.             Utilities............................................................................35

         11.4.             Rents and Leases.....................................................................35

         11.5.             Tenant Inducement Costs, Leasing Commissions and Capital Expenditures................36

         11.6.             Mortgage Loans.......................................................................37


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
ARTICLE XII           COVENANTS.................................................................................37

         12.1.             Assignability........................................................................37

         12.2.             Access...............................................................................37

         12.3.             Lease................................................................................37

         12.4.             Additional Liabilities...............................................................37

         12.5.             Management Contracts.................................................................38

         12.6.             Property Management and Operations...................................................38

         12.7.             Employee Matters.....................................................................38

         12.8.             Leasing Commissions to TRCALP........................................................39

         12.9.             Pre-Approved Leases..................................................................39

         12.10.            Financial Statements.................................................................39

         12.11.            Closing of Books.....................................................................39

         12.12.            One Commerce Square Lease............................................................39

         12.13.            New York Stock Exchange Listing......................................................39

         12.14.            Further Assurances...................................................................39

ARTICLE XIII          BROKERS...................................................................................40

         13.1.             Brokers..............................................................................40

ARTICLE XIV           TERMINATION...............................................................................40

         14.1.             Termination..........................................................................40

         14.2.             Effect of Termination................................................................41

ARTICLE XV            INDEMNITY.................................................................................41

         15.1.             Survival.............................................................................41

         15.2.             Indemnification by Contributors for the Benefit of Operating Partnership.............42

         15.3.             Indemnification by Operating Partnership for the Benefit of Contributors.............42

         15.4.             Limitation in Liability..............................................................43

         15.5.             Notification of Claims...............................................................43

         15.6.             Calculation of Indemnity Payments....................................................44

ARTICLE XVI           NOTICES...................................................................................44

         16.1.             Notices..............................................................................44

         16.2.             Notice Addresses.....................................................................44

ARTICLE XVII          MISCELLANEOUS.............................................................................45

         17.1.             Computation of Time..................................................................45

         17.2.             Time of the Essence..................................................................45

         17.3.             Limitation on LB Status as Contributor...............................................46

         17.4.             Waiver of Restrictions on Assignment.................................................46

         17.5.             Knowledge............................................................................46

         17.6.             Governing Laws; Parties at Interest..................................................46

         17.7.             Headings.............................................................................46

         17.8.             Waiver...............................................................................46

         17.9.             Exhibits and Schedules...............................................................46

         17.10.            SEC Filings..........................................................................46

         17.11.            Counterparts.........................................................................47

         17.12.            Facsimile Signatures.................................................................47

         17.13.            Limitation on Liability..............................................................47

         17.14.            Dispute..............................................................................47

         17.15.            Public Announcements.................................................................47

         17.16.            SEC Reporting Requirements...........................................................47

         17.17.            Entire Agreement; Amendments.........................................................48



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SCHEDULES:

Contributors Disclosure Schedule

Section 5.3           Capitalization of TRCLP and its Subsidiaries; Ownership Structure Charts
Section 5.4           No Conflicts
Section 5.7           Leases
Section 5.8           Mortgage Loans and Material Loan Documentation
Section 5.9           Contracts
Section 5.11          Litigation
Section 5.14          Security Deposits
Section 5.18          Taxes
Section 5.19          Labor Matters
Section 5.21          Tenant Improvements and Leasing Commissions
Section 5.22          Environmental Matters
Section 5.24          Surveys
Section 5.26          Insurance Matters
Section 5.27          No Commitments
Section 5.28          No Unpaid Charges
Section 5.30          Investments by TRCLP and Other Entities
Section 5.33          Due Diligence List

Schedules

Schedule A            Partnership Interests of TRCLP
Schedule 1.1(a)       Title Reports
Schedule 1.1(b)       Properties
Schedule 1.1(c)       Specified Company(ies)
Schedule 2.6          Excluded Assets
Schedule 7.4          Required Consents
Schedule 8.5          Required Estoppel Certificates
Schedule              11.5 Tenant Inducement Costs, Leasing Commissions and
                      Capital Expenditures Section I - To Be Paid by the
                      Contributors (a) Tenant Inducement Costs (b) Leasing
                      Commissions (c) Capital Expenditures Section II - To Be
                      Paid by the Operating Partnership

Schedule 12.3         Pre-Closing Leases
Schedule 12.7(a)      Property Employees
Schedule 12.7(b)      Corporate Employees
Schedule 12.9         Pre-Approved Leases

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                                       -v-


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EXHIBITS:

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
Exhibit A                  Form of Registration Rights Agreement
Exhibit B                  Form of Tax Protection Agreement
Exhibit C                  Form of Fourteenth Amendment
Exhibit D                  Form of Thirteenth Amendment
Exhibit E                  Form of Estoppel Certificate
Exhibit F                  Form of Assignment and Assumption of Partnership Interest
Exhibit G                  Confidentiality Agreement
Exhibit H                  Form of Escrow Agent Joinder
Exhibit I-1                Form of General Loan Assumption Agreement
Exhibit I-2                Form of Two Logan Square Consent and Modification Agreement
Exhibit I-3                Form of 201 King of Prussia Loan Assumption Agreement
Exhibit J                  Form of Press Release
Exhibit K                  Form of Tenant Notice Letter
Exhibit L                  Form of Vendor Notice Letter

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                                      -vi-


                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of the 18th day of August, 2004, by and among TRC REALTY, INC.-GP, a Pennsylvania corporation ("TRC-GP"), TRC-LB LLC, a Delaware limited liability company ("LB") and TRC ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, ("TRCALP" and together with TRC-GP and LB (but only to the extent provided in Section 17.3), the "Contributors") and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "Operating Partnership").

                                   BACKGROUND

         A. The Contributors own the partnership interests (the "Partnership Interests") of The Rubenstein Company, L.P. ("TRCLP") as specified on Schedule A.

         B. The Partnership Interests represent all of the outstanding partnership interests of TRCLP.

         C. The Contributors desire and intend to transfer, assign and contribute to the Operating Partnership all of their Partnership Interests, and the Operating Partnership desires and intends to accept the Partnership Interests in exchange for the consideration described herein, all of the foregoing, upon the terms and subject to the conditions contained herein.

                                   AGREEMENTS

         In consideration of the foregoing and of the covenants and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. DEFINED TERMS. The following terms when used in this Agreement will have the respective meanings set forth below. Certain other terms when used in this Agreement will have the meanings set forth in the context hereof.

         "200 Radnor" shall have the meaning set forth in Section 2.8.

         "Accountants" shall have the meaning set forth in Section 17.16.

         "Affiliate" shall mean, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, beneficial interests or partnership or membership interests, by contract or otherwise. For the purposes of this Agreement, Mark E. Rubenstein and David B. Rubenstein are deemed Affiliates of TRC-GP and TRCALP.

         "Agreement" shall mean this Contribution Agreement and all amendments and supplements hereto, together with the Schedules and Exhibits attached hereto, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

         "Alternate Cash Consideration" shall have the meaning set forth in
Section 2.2(c).

         "Approved Bank" shall mean a financial institution which has (x) (A) a minimum net worth of $500,000,000 and/or (B) total assets of at least $10,000,000,000 and (y) a minimum long-term debt rating of A+ by S&P or A1 by Moody's.

         "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which national banks operating in Philadelphia, Pennsylvania are authorized or required to be closed for the conduct of regular banking business.

         "Call Closing" shall have the meaning set forth in Section 4.1(c).

         "Call Notice" shall have the meaning set forth in Section 4.1(a).

         "Call Party" shall have the meaning set forth in Section 4.1(a).

         "Call Right" shall have the meaning set forth in Section 4.1(a).

         "Cap" shall have the meaning set forth in Section 15.2(a).

         "Claim" shall mean any claim, liability, proof of claim, demand, complaint, summons, legal, equitable or administrative action, suit, proceeding, chose in action, damage, judgment, penalty or fine.

         "Closing" shall mean the execution and delivery of the Closing Documents, the contribution of the Partnership Interests, the payment of the Total Cash Consideration, the issuance of the OP Units and the Preferred OP Units (or, if the Alternate Cash Consideration is to be paid in lieu of the delivery of the Preferred OP Units, the payment of the Alternate Cash Consideration), and the consummation of the other transactions contemplated by this Agreement.

         "Closing Date" shall have the meaning set forth in Section 9.1.

         "Closing Documents" shall mean all documents and instruments identified in Articles VII and VIII hereof and all other documents and instruments which, under the terms of this Agreement, are to be executed and delivered by the Contributors, the Operating Partnership, the REIT or any of them at Closing.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statutory provisions.

         "Common Shares" shall mean common shares of beneficial interest, par value $0.01 per share, of the REIT.

         "Confidentiality Agreement" shall mean that certain Confidentiality Agreement dated May 24, 2004, by and between the Contributors and the REIT a copy of which is attached hereto as Exhibit G.

         "Contract" shall mean (1) any agreement of sale, option agreement, right of first offer, right of last offer or right of first refusal; (2) any development, construction or improvement agreement, any utility allocation agreement, any use covenant or any restrictive or other covenant, or any other restriction, covenant or agreement; (3) any equipment leases or other equipment financing agreements, and (4) any purchase, management, real estate, leasing or rental commission, service, maintenance, employment or other contract or agreement, in each case of (1) to (4) involving consideration of not less than Ten Thousand Dollars ($10,000) (based upon the non-cancelable term), individually. The definition of "Contract" as aforesaid is intended to exclude the Loan Documents and the Leases.

         "Contribution Consideration" shall mean the aggregate of the Total Cash Consideration, the OP Unit Consideration, the value of the OP Units issued pursuant to Section 2.2(f), to the extent applicable, and the aggregate stated value of the Preferred OP Units.

         "Contribution Price" shall mean Six Hundred Twelve Million Dollars ($612,000,000) as may be increased or decreased to reflect the pro rations made at Closing pursuant to Article XI.

         "Contributor Certificate" shall mean a certificate of the Contributors as to the matters set forth in an Estoppel Certificate.

         "Contributor Indemnified Parties" shall have the meaning set forth in
Section 15.3(a).

         "Contributors" shall have the meaning set forth in the Preamble.

         "Contributors Closing Documents" shall have the meaning set forth in
Section 9.2.

         "Contributors Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article V.

         "Corporate Employees" shall have the meaning set forth in Section 12.7(b).

         "Defaulted Contract" shall have the meaning set forth in Section 5.9.

         "Deferred Payments" shall have the meaning set forth in Section 2.2(e).

         "Delayed Consent" shall have the meaning set forth in Section 2.11.

         "Demanding Party" shall have the meaning set forth in Section 3.6.

         "Deposit" shall have the meaning set forth in Section 3.1.

         "Deposit Demand" shall have the meaning set forth in Section 3.6.

         "Eleven Percent Interests" shall have the meaning set forth in Section 5.3.

         "Environmental Law" shall mean any applicable federal, state or local statute, regulation, order, judgment, decree, ordinance or rule of common law in any way relating to the protection of human health or safety or natural resources or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), and the regulations promulgated pursuant thereto.

         "Escrow Agent" shall mean Fidelity National Title Insurance Company, having offices at 1500 Walnut Street, Philadelphia, Pennsylvania 19102 who shall execute the joinder in the form of Exhibit H.

         "Escrow Funds" shall have the meaning set forth in Section 3.3.

         "Estoppel Certificate" shall have the meaning set forth in Section 8.5.

         "Estoppel Threshold" shall have the meaning set forth in Section 8.5.

         "Excluded Assets" shall have the meaning set forth in Section 2.6.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any successor statutory provisions, and the rules and regulations promulgated by the Securities Commission thereunder.

         "Financial Statement" shall have the meaning set forth in Section 5.15.

         "Fourteenth Amendment" shall have the meaning set forth in Section 2.5.

         "Governmental Authority" shall mean any and all applicable courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental or quasi-governmental unit (federal, state, county, township, district, municipal, city, departmental or otherwise) whether now or hereafter in existence.

         "Incurred Indebtedness" shall have the meaning set forth in the Tax Protection Agreement.

         "Indemnified Party" shall have the meaning set forth in Section
15.5(a).

         "Indemnifying Party" shall have the meaning set forth in Section
15.5(a).

         "Jack Blake" shall mean Jack Blake Properties, Inc.

         "Landlord" shall have the meaning set forth in Section 5.7.

         "Laws" shall mean all laws, statutes, ordinances, codes, rules, decrees and regulations of the United States of America or any state, commonwealth, city, county, township, municipality or department or agency thereof, or of any other Governmental Authority.

         "LB" shall have the meaning set forth in the Preamble.

         "LB Cash Consideration" shall mean One Hundred Twenty-Six Million Two Hundred Fifty Thousand Dollars ($126,250,000), plus accrued and unpaid preferred returns on the Class A Units of TRCLP through the Closing Date.

         "Leases" shall mean leases and other agreements for the present or future use or occupancy of all or any part of any Property under which TRCLP or its Subsidiaries is the landlord, including leases identified in Section 5.7 of Contributors Disclosure Schedule as the Wyeth Leases and Leases related to the Property owned by Two Logan LP.

         "Lease Up Date" shall have the meaning set forth in Section 2.2(f).

         "Lease Up Properties" shall mean the properties identified as 130/150/170 Radnor Financial Center, 201 Radnor Financial Center and 555 Radnor Financial Center.

         "Lender" shall mean each lender under a Mortgage Loan as set forth in
Section 5.8 of Contributors Disclosure Schedules.

         "Lien" shall mean any mortgage, pledge, security deed, deed to secure debt, deed of trust, past-due taxes or past-due assessments, restriction, security interest, judgment, lease, lien, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give or to refrain from giving any of the foregoing.

         "Loan Documents" shall mean the agreements and other documents evidencing a Mortgage Loan and the transactions contemplated thereby, including all amendments, modifications and supplements thereto.

         "Losses" shall have the meaning set forth in Section 15.2(a).

         "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the assets, business, operations or condition of such Person, taken as a whole, except any such effect resulting from or arising in connection with (1) changes in general economic or securities or financial market conditions (including changes in interest rates) or (2) changes generally affecting the commercial real estate industry or the submarkets in which the Properties are located but which do not disproportionately affect such Person and its Subsidiaries. Notwithstanding the foregoing, a "Material Adverse Effect" shall be deemed to have occurred if, at any time prior to Closing, there exist
(a) monetary delinquencies or defaults in excess of forty-five (45) days or other material default under Leases with tenants leasing ten percent (10%) or more of the rentable square feet of the Properties, in the aggregate or (b) bankruptcy filings or similar petitions for relief by tenants leasing ten percent (10%) or more of the rentable square feet of the Properties, in the aggregate.

         "Material Taking" shall mean any taking or condemnation (or notice thereof) for any public or quasi-public purpose or use by any competent authority in appropriate proceedings or any exercise of a right of eminent domain that results in, or is reasonably anticipated to result in, an award in excess of Twenty Million Dollars ($20,000,000) with respect to any given Property or Sixty Million Dollars ($60,000,000), in the aggregate, with respect to all of the Properties.

         "Mortgage Loans" shall mean the loans secured by a Lien on any of the Properties and set forth in Section 5.8 of the Contributors Disclosure Schedules. Mortgage Loans shall not include any loan secured by any property or assets owned by a Specified Company or Radnor Properties - 145 KOP, L.P.

         "New Two Logan GP" shall have the meaning set forth in Section 2.2(d).

         "New Two Logan LP" shall have the meaning set forth in Section 2.2(d).

         "New Two Logan Transfer" shall have the meaning set forth in Section 2.2(d).

         "Non-Demanding Party" shall have the meaning set forth in Section 3.6.

         "Objection Notice" shall have the meaning set forth in Section 3.6.

         "Objection Period" shall have the meaning set forth in Section 3.6.

         "One Commerce Square" shall have the meaning set forth in Section 7.6.

         "One Logan" shall have the meaning set forth in Section 2.4.

         "OP Unit" shall mean Class A Units of the Operating Partnership having the terms set forth in the Partnership Agreement.

         "OP Unit Consideration" shall have the meaning set forth in Section 2.2(b).

         "OP Unit Election" shall have the meaning set forth in Section 2.2(b).

         "Operating Partnership" shall have the meaning set forth in the Preamble.

         "Operating Partnership Closing Documents" shall have the meaning set forth in Section 9.3.

         "Operating Statements" shall have the meaning set forth in Section
5.15.

         "Outside Date" shall have the meaning set forth in Section 14.1(d).

         "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 18, 1997, as amended and supplemented prior to the Closing, at Closing (pursuant to the Thirteenth Amendment and the Fourteenth Amendment) and from time to time thereafter.

         "Partnership Interests" shall have the meaning set forth in Background Section A.

         "Payoff Loans" shall mean all of the Mortgage Loans specified on
Section 5.8 of the Contributors Disclosure Schedule as being a Payoff Loan, provided that the Operating Partnership shall have the option by giving written notice to the Contributors no later than five (5) Business Days after the date of this Agreement of removing the Mortgage Loans for any of the Properties identified as 130/150/170 Radnor Financial Center, Radnor Corporate Center and One Logan Square as a Payoff Loan, in which event Section 5.8 of the Contributors Disclosure Schedule shall be deemed amended thereby. All Payoff Loans will be paid off in full immediately after the Closing pursuant to Section 2.3.

         "Permitted Liens" shall mean the following: (1) the lien of all ad valorem real estate taxes, lienable utility services and assessments not yet due and payable as of the Closing Date; (2) federal, state, and local zoning and building laws, ordinances and regulations; (3) the matters shown on the title reports described in Schedule 1.1(a) to this Agreement; (4) the Leases identified in Section 5.7 of the Contributors Disclosure Schedule and such other Leases as may be executed and delivered after the date hereof in accordance with the terms of this Agreement; (5) any matter that would be shown on an accurate title report of the Property, including, without limitation, any such matters appearing on Schedule B of the Operating Partnership's title commitment for each Property, (6) any matter that would be shown on an accurate survey of the Property, including, without limitation, the Surveys, (7) Liens securing the Mortgage Loans and (8) Liens securing any indebtedness of (x) a Specified Company or (y) Radnor Properties-145 KOP, L.P., provided that the indebtedness referred to in this clause (8) does not encumber any of the Properties, the Partnership Interests, the Subsidiary Interests or TRCLP's direct or indirect interests in the TLS Mortgages.

         "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, proprietorship, trust, association, or other entity, enterprise, authority or business organization.

         "Personalty" shall mean all machinery, fixtures, systems, equipment and other personal property, if any, owned or leased by the Contributors, TRCLP, TRCLP's Subsidiaries and/or any of their Affiliates and attached or otherwise located in or on and used exclusively in connection with, any part or all of the Properties, including, without limitation, as of the Closing Date, all supplies, brochures, tenant lists, correspondence and files, vendor and supplier lists, marketing and advertising information and other materials and property in the possession of and owned by the Contributors, TRCLP, TRCLP's Subsidiaries and/or any of their Affiliates, including leases for space within the Properties as of Closing, together with all security deposits made thereunder (but excluding, except for security deposits made under such leases, subject to Article XI, all cash and accounts receivable of the Contributors, TRCLP and TRCLP's Subsidiaries and all equipment, furniture, furnishings and other property owned by the property manager or leasing agent for the Property or by any present or prior tenant at the Property or by any other person or persons other than the Contributors, TRCLP, TRCLP's Subsidiaries and/or any of their Affiliates). Personalty shall not include any Excluded Assets.

         "Pre-Approved Leases" shall have the meaning set forth in Section 12.9.

         "Preferred OP Units" shall have the meaning set forth in Section
2.2(c).

         "Pro Ration Date" shall have the meaning set forth in Section 11.1.

         "Property" shall mean each real property held by TRCLP, its Subsidiaries or other Persons, as listed on Schedule 1.1(b).

         "Property Employees" shall have the meaning set forth in Section
12.7(a).

         "Put-Call Interests" shall have the meaning set forth in Section
4.1(a).

         "Put-Call Price" shall mean Six Hundred Seventy Thousand Dollars ($670,000), plus accrued interest at a rate of eight percent (8%) per annum, less any payments made to the Operating Partnership with respect to the Put-Call Interests prior to the Put Closing or the Call Closing, as applicable.

         "Put Closing" shall have the meaning set forth in Section 4.2(b).

         "Put Notice" shall have the meaning set forth in Section 4.2(a).

         "Put Party" shall have the meaning set forth in Section 4.2(a).

         "REA Document" shall mean any reciprocal easement or similar agreement applicable to a Property owned by a Subsidiary of TRCLP or by Two Logan LP and appearing on a title report described in Schedule 1.1(a).

         "Recapitalization Agreement" shall mean that certain Recapitalization Agreement, dated as of June 18, 1996, among Blackstone Real Estate Advisers L.P., BRE/Logan I L.L.C., BRE/Logan II L.L.C., BRE/TLS Inc., BREP/TLS L.L.C., Blackstone RE Capital Partners L.P., TLS Equity Associates, on the one hand, and Two Logan Square Associates, Two Logan Co., Inc., JMB/Urban Development Partners, JMB Realty Corporation and Osterview, Inc.

         "REIT" shall mean Brandywine Realty Trust, a Maryland real estate investment trust.

         "REIT Indemnified Parties" shall have the meaning set forth in Section 15.2(a).

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement to be entered into at Closing by and among TRCALP, the Operating Partnership and the REIT substantially in the form of Exhibit A.

         "Required Consents" shall mean the consents set forth in Schedule 7.4. The Required Consent relating to any Mortgage Loan shall include the execution and delivery of a loan assumption agreement by the borrower and the applicable lender in substantially the forms set forth in Exhibit I hereto or such other form as may be reasonably acceptable to the Operating Partnership and the applicable lender which otherwise complies with the terms of this Agreement.

         "Retained Names" shall have the meaning set forth in Section 2.9.

         "Specified Company" shall mean the Person(s) set forth on Schedule 1.1(c), 11% of which as of the date hereof are owned by TRCLP.

         "Subsidiary" shall mean, with respect to any Person, a partnership, corporation, limited liability company, trust or other entity of which such Person is (1) the beneficial owner, directly or indirectly, of a majority of the ownership interests thereof and/or (2) a general partner, managing member or sole trustee, as applicable. For the purposes of the definitions of "Leases" and "Personalty", Sections 5.1(b), 5.7, 5.8, 5.9, 5.11, 5.16, 5.17, 5.18, 5.19,
5.20, 5.21, 5.22, 5.23, 5.26, 5.27, 5.28, 5.29, 5.30, 5.32, 8.8, 8.9, 9.2(j),
9.2(k), 12.4, 12.5, 12.6 and 12.9 and Article XI only, Subsidiary shall include Two Logan LP.

         "Subsidiary Interests" shall have the meaning set forth in Section 5.3.

         "Surveys" shall mean each of the surveys of the Properties set forth in
Section 5.24 of the Contributors Disclosure Schedule.

         "S-X Materials" shall have the meaning set forth in Section 8.7.

         "Tax Protection Agreement" shall mean that certain Tax Protection Agreement to be entered into at Closing by and among TRCALP, the REIT, the Operating Partnership and the other parties named therein, which Agreement shall be in the form of Exhibit B hereto.

         "Tenant Inducement Costs" shall mean any payments required under a Lease to be paid by, or on behalf of, the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout costs and moving, design, refurbishment and other allowances for tenants.

         "Third Party Claim" shall have the meaning set forth in Section
15.5(a).

         "Thirteenth Amendment" shall have the meaning set forth in Section 2.5.

         "Threshold" shall have the meaning set forth in Section 15.2(a).

         "TLS Mortgages" shall have the meaning set forth in Section 5.25.

         "Total Cash Consideration" shall mean the Contribution Price less the sum of (A) Sixty-Five Million Dollars ($65,000,000), (B) the outstanding principal balance of the Mortgage Loans as of the Closing and (C) the aggregate value of the OP Unit Consideration specified in the OP Unit Election.

         "TRC-GP" shall have the meaning set forth in the Preamble.

         "TRC-GP Cash Consideration" shall mean Two Thousand Dollars ($2,000).

         "TRCALP" shall have the meaning set forth in the Preamble.

         "TRCALP Cash Consideration" shall have the meaning set forth in Section 2.2(a).

         "TRCLP" shall have the meaning set forth in the Preamble Background Section A.

         "TRCLP Partnership Agreement" shall mean that certain Amended and Restated Agreement of Limited Partnership dated as of May 3, 2004 by and among TRC-GP, LB and TRCALP.

         "Treasury Regulations" shall mean Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time.

         "Two Logan LP" shall have the meaning set forth in Section 2.2(d).

         "Two Logan Retained Interests" shall have the meaning set forth in
Section 2.2(d).

         "Two Logan Transferee" shall have the meaning set forth in Section 2.2(d).

         1.2. GENERAL DEFINITIONAL PROVISIONS. Unless the context of this Agreement otherwise requires: (1) words of any gender are deemed to include each other gender; (2) words using the singular or plural number also include the plural or singular number, respectively; (3) the terms "hereof", "herein", "hereby", "hereto", and derivative or similar words, refer to this entire Agreement; (4) the terms "Section" or "subsection" refer to the specified Section or subsection of this Agreement; (5) the term "party" means, on the one hand, one or more of the Contributors and, on the other hand, the Operating Partnership and/or the REIT, as applicable, and each of their respective successors and permitted assigns; (6) as used herein, the "execution date" of this Agreement or "date" of this Agreement will in each case mean and be deemed to be the date set forth in the Preamble; (7) all references to "dollars" or "$" refer to currency of the United States of America; (8) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and (9) the terms "include" or "including" will mean without limitation by reason of enumeration.

                                   ARTICLE II
                           CONTRIBUTION; CONSIDERATION

         2.1. CONTRIBUTION OF THE PARTNERSHIP INTERESTS. The Contributors shall assign, transfer and contribute the Partnership Interests, free and clear of all Liens to the Operating Partnership at the Closing as a contribution to the Operating Partnership.

         2.2. PAYMENT OF THE CONTRIBUTION CONSIDERATION.

                  (a) On the Closing Date, the Operating Partnership shall pay to (i) TRCALP an amount equal to the difference between (x) the Total Cash Consideration and (y) the sum of (A) the LB Cash Consideration, and (B) the TRC-GP Cash Consideration (such difference, the "TRCALP Cash Consideration"),
(ii) TRCALP an amount equal to the Alternate Cash Consideration (if any), (iii) LB an amount equal to the LB Cash Consideration and (iv) TRC-GP an amount equal to the TRC-GP Cash Consideration. The TRCALP Cash Consideration, the Alternate Cash Consideration (if any), the LB Cash Consideration and the TRC-GP Cash Consideration shall be paid in cash by wire transfer of immediately available federal funds to the accounts designated by the Contributors and in accordance with the instructions set forth on Schedule A. Subject to the pro ration of the distribution on the OP Units for the quarter in which such OP Units are issued, as provided in the Thirteenth Amendment, each OP Unit shall be entitled, while such OP Unit remains outstanding, to a distribution equal to the amount of the distribution payable by the REIT on a Common Share.

                  (b) At the option of TRCALP, on the Closing Date up to Ten Million Dollars ($10,000,000) of the Contribution Consideration shall be paid to TRCALP in OP Units (the "OP Unit Consideration") by the Operating Partnership. TRCALP shall notify the Operating Partnership no later than five (5) Business Days prior to the Closing Date if it elects to exercise the option to receive the OP Unit Consideration (the "OP Unit Election"). Such notice shall specify the aggregate value of the OP Unit Consideration. Each such OP Unit shall be valued at an amount equal to the arithmetic average of the daily closing sale price per Common Share, as reported on the New York Stock Exchange for the ten
(10) trading days ending on and including the second (2nd) Business Day prior to the Closing Date.

                  (c) On the Closing Date, the Operating Partnership shall deliver to TRCALP (a) Series F-1 Preferred OP Units with an aggregate stated value equal to Ten Million Dollars ($10,000,000), (b) Series F-2 Preferred OP Units with an aggregate stated value equal to Twenty Million Dollars ($20,000,000) and (c) Series F-3 Preferred OP Units with an aggregate stated value equal to Thirty-Five Million Dollars ($35,000,000) (collectively, the "Preferred OP Units"), in each case having the terms set forth in the designation attached as Exhibit C. Notwithstanding the foregoing, the Operating Partnership may elect to pay to TRCALP in the manner provided in Section 2.2(a) the sum of Fifty-Five Million ($55,000,000) at the Closing in lieu of issuing any Preferred OP Units (the "Alternate Cash Consideration").

                  (d) On or prior to the Closing, the Contributors shall cause
(a) Two Logan Co., Inc. to contribute its general partnership interest in Two Logan Square Associates ("Two Logan LP") to a newly formed wholly-owned limited liability company (the "New Two Logan GP") and (b) TLS Equity Associates-II to contribute its limited partnership interest in Two Logan LP to a newly formed wholly-owned limited liability company or limited partnership ("New Two Logan LP"). The contributions described in clauses (a) and (b) of the preceding sentence are referred to collectively as the "New Two Logan Transfer". On the Closing Date, the Contributors shall cause to be transferred to a newly-formed limited partnership (the "Two Logan Transferee") which shall be under the exclusive control of the Operating Partnership, equity interests in New Two Logan GP and New Two Logan LP representing seventy-nine percent (79%) of the equity interests of each such entity in exchange for limited partnership interests in the Two Logan Transferee representing 90% of the ownership (and notwithstanding the issuance of such 90% interest to Two Logan Co., Inc. and TLS Equity Associates-II, the Two Logan Transferee shall be afforded all of the rights of a sole general partner of a limited partnership with respect to New Two Logan GP and New Two Logan LP), provided that, after the Closing, the Operating Partnership agrees that it shall cause such equity interests to be held in a manner that is consistent with the transaction structure contemplated by this Agreement so as not to violate the Recapitalization Agreement. The twenty-one percent (21%) of the equity interests of New Two Logan GP and New Two Logan LP that will not be transferred shall be referred to as the "Two Logan Retained Interests." Nothing in this Section 2.2(d) shall be deemed or construed to limit Contributors' representations and warranties in Section 5.31. The Contributors and the Operating Partnership agree that any built-in taxable gain (which is defined in this section to be the difference between the agreed upon fair market value of the property and its tax basis at the date of contribution) on Two Logan LP that is allocable, directly or indirectly, to the Two Logan Transferee, shall be allocated to Two Logan Co., Inc. and TLS Equity Associates-II. Such allocation provision will be included in the tax allocation section of the partnership agreement of the Two Logan Transferee.

                  (e) The TRCALP Cash Consideration and Alternate Cash Consideration (if any) payable to TRCALP at Closing, as well as any proceeds to be used to redeem the Preferred OP Units after Closing, to the extent applicable, (such proceeds used to redeem the Preferred OP Units are referred to as the "Deferred Payments"), shall be comprised of, treated as and funded from the proceeds of Incurred Indebtedness and which, at the option of TRCALP, will be guaranteed by TRCALP, pursuant to and as more completely set forth in the Tax Protection Agreement and Section 2.10 hereof and the terms of which are reasonably acceptable to TRCALP (subject to finalization with reasonable modifications approved by TRCALP). TRCALP shall have the right to approve in its reasonable discretion any indebtedness which is intended to be treated as Incurred Indebtedness and the proceeds of which shall be used to pay the TRCALP Cash Consideration, the Alternate Cash Consideration or the Deferred Payments. Without limiting the Operating Partnership's alternatives, possible indebtedness which may constitute Incurred Indebtedness may be derived from (i) a public offering of debt on an unsecured basis which is recourse to all of the assets of the Operating Partnership with a term of five years, (ii) a private placement of debt on an unsecured basis which is recourse to all of the assets of the Operating Partnership with a term of five years or (iii) a secured financing which is guaranteed by, or an obligation of, the Operating Partnership which in either case is recourse to all of the assets of the Operating Partnership with a term of not less than four years. Without limiting the bases for a reasonable objection by TRCALP, (1) an objection as to the tax treatment of such transaction shall be deemed to be reasonable if based on the inability of Wolf, Block, Schorr and Solis Cohen LLP to provide an opinion to TRCALP that such indebtedness should qualify as Incurred Indebtedness under the Tax Protection Agreement and that satisfies the requirements of Treasury Regulation
Section 1.707-5(b) so that all of the distribution traceable to the Incurred Indebtedness is characterized as a debt-financed distribution that is not taken into account as part of a "disguised sale" of the Property or the Partnership Interests, and (2) an objection to the non-tax terms of such transaction shall be deemed to be reasonable if the incurrence or offering (including a subsequent exchange offer for any private placement debt) of such indebtedness would require or could result in public disclosure of any personal financial information of any direct or indirect owners of TRCALP.

                  (f) In the event that the Operating Partnership elects to pay TRCALP the Alternate Cash Consideration, ten (10) days after the date (such date, the "Lease Up Date") that at least 95% of the rentable square footage at 130/150/170 Radnor Financial Center, 201 Radnor Financial Center and 555 Radnor Financial Center (collectively, the "Lease Up Properties") are occupied by tenants paying rent, the Operating Partnership shall issue additional consideration to TRCALP in the form of OP Units having an aggregate value equal to figure corresponding to Lease Up Date on Schedule 2.2(f). Each such OP Unit shall be valued at an amount equal to the arithmetic average of the daily closing sale price per Common Share, as reported on the New York Stock Exchange for the ten (10) trading days ending on and including the second (2nd) Business Day prior to the Lease Up Date.

         2.3. PREPAYMENT OF LOANS; RELEASE OF GUARANTORS. Immediately after the Closing, the Operating Partnership shall cause and be responsible for the payment of the outstanding principal amount of the Payoff Loans, together with any prepayment penalties or other fees due under the applicable Loan Documents as a result of such prepayment, to be paid to the lenders under such Payoff Loans in full satisfaction thereof; provided, however, that the Contributors shall be responsible for the payment of any interest payable in respect of such loans accrued through the Closing Date in the manner provided in Article XI. The Operating Partnership shall use its commercially reasonable efforts to cause the Lenders to unconditionally release any guarantors (other than TRCLP or any of its Subsidiaries) of any Mortgage Loan, but in no event shall the Operating Partnership be required to indemnify any Contributor or any Lender with respect to liabilities relating to the pre-Closing period.

         2.4. PAYMENT OF EXPENSES. In addition to the contributions and payments described in Sections 2.1, 2.2 and 2.3: (a) except as otherwise provided below, each party shall pay its respective legal fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (b)(i) the Contributors on the one hand and the Operating Partnership on the other hand shall each pay one-half (1/2) of any transfer taxes due based on the events contemplated at Closing (other than with respect to the transfer taxes caused by the events contemplated at Closing with respect to the Property located at One Logan Square, Philadelphia, Pennsylvania, which shall be referred to herein as "One Logan"), unless one of the parties takes (x) an action outside of the structure provided for in this Agreement to consummate the Closing or (y) any other action after the Closing, where in each case such action causes a transfer tax to be due, in which case the party taking such action will be fully responsible for such transfer tax and costs and expenses relating thereto and shall indemnify the other parties hereto for all such taxes and costs and expenses, and (ii) with respect to One Logan, the Operating Partnership shall pay fifteen percent (15%), and TRCALP shall pay eighty-five percent (85%), of any transfer taxes, if any (with TRCALP handling the administration and defense of such matter, the Operating Partnership reasonably cooperating in respect thereof, and TRCALP being responsible for the expense of handling such administration and defense), (c) the Operating Partnership shall be responsible for the costs associated with (i) assuming and/or discharging any Liens, (ii) any fees, penalties, or other costs incurred in connection with the Mortgage Loans or for satisfying the Payoff Loans, provided, however, that the Contributors shall be responsible for the payment of any interest payable in respect of such Mortgage Loans accrued through the Closing Date in the manner provided in Article XI, (iii) title insurance costs, (iv) survey costs and (v) all other due diligence costs incurred by Operating Partnership and/or the REIT, including the cost of obtaining environmental reports and engineering reports, and (d) the Operating Partnership shall reimburse the Contributors for any reasonable costs paid to unaffiliated third parties to cause the Financial Statements and the Operating Statements to fulfill the requirement of Rule 3-14 of Regulation S-X and in preparing and delivering the form of management representation letter to the Operating Partnership's auditors, whether incurred prior to or after Closing.

         2.5. ADMISSION TO PARTNERSHIP. At the Closing, the Operating Partnership shall deliver to TRCALP a certificate representing the OP Units for which an election has been made pursuant to Section 2.2(b) and Preferred OP Units (the latter to be consistent with the terms of Exhibit C) to be issued (if any) to TRCALP pursuant hereto, and TRCALP shall execute and deliver to the Operating Partnership and the Operating Partnership shall cause the REIT to execute and deliver the amendment to the Partnership Agreement in the form set forth on Exhibit D (the "Thirteenth Amendment") and the Fourteenth Amendment, to the extent applicable.

         2.6. EXCLUDED ASSETS. Prior to the Closing, the Contributors shall cause the assets and properties (or the entities owning the properties) listed on Schedule 2.6 to be transferred from TRCLP to an Affiliate of the Contributors that is not a Subsidiary of TRCLP (the "Excluded Assets").

         2.7. REDEMPTION OF PARTNERSHIP INTERESTS IN TWO LOGAN TRANSFEREE. If the Operating Partnership desires to cause the redemption of the partnership interests in the Two Logan Transferee, which were issued to Two Logan Co., Inc. and TLS Equity Associates-II pursuant to Section 2.2(d), at any time after the eighth (8th) anniversary of the Closing Date, the Operating Partnership shall have the option to cause the redemption of such partnership interests in the Two Logan Transferee by providing to Two Logan Co., Inc. and TLS Equity Associates-II an interest in a real property (which real property, and the terms of the transfer and the ownership of such real property, being acceptable to the Contributors in their sole discretion), and which real property shall be encumbered by sufficient indebtedness to cause Two Logan Co., Inc. and TLS Equity Associates-II to not recognize gain or income in connection with such redemption.

         2.8. 200 RADNOR OPTION. The Contributors hereby grant the Operating Partnership the option to acquire the property located at 200 North Radnor Chester Road, Radnor, Pennsylvania ("200 Radnor") pursuant and subject to the terms of this Section 2.8. If and only if the Contributors choose to redevelop 200 Radnor for office use (such not to include a sale to an "owner occupier" or "owner occupiers"; provided that such owner occupier or owner occupiers occupy substantially all of the rentable space at 200 Radnor), the Contributors shall provide the Operating Partnership with written notice that it intends to redevelop 200 Radnor for office use and the Operating Partnership shall be entitled to exercise such option upon the terms set forth in this Section 2.8. Such notice shall state whether the Contributors (i) have received any notices from any Governmental Authorities or other third parties relating to 200 Radnor which indicates a material adverse condition (i.e., title, environmental, etc.) at 200 Radnor from and after the Closing Date (with copies of such notices to be enclosed with the Contributors' notice to the Operating Partnership) and (ii) otherwise have actual knowledge of any information which would be reasonably likely to cause the representations and warranties contained in this Agreement to be untrue or incorrect in any material respect with respect to 200 Radnor (as if such representation or warranty were made with respect to 200 Radnor as of the date of such notice). If the Operating Partnership elects to exercise its option to acquire 200 Radnor, it shall provide a notice of such election within twenty (20) days of its receipt of the Contributors' notice, which shall include the Operating Partnership's unconditional undertaking to pay an amount equal to One Million Six Hundred Thousand Dollars ($1,600,000) as payment in full for 200 Radnor plus any costs and expenses of transferring 200 Radnor to the Operating Partnership and closing shall occur within twenty (20) days after the Operating Partnership's election notice. At such closing, the Contributors will convey 200 Radnor to the Operating Partnership or its designee free and clear of all monetary Liens and non-monetary Liens that would be materially adverse to 200 Radnor, other than Permitted Liens. The Operating Partnership shall not be required to complete the purchase of 200 Radnor if a material adverse condition, matter or defect that was not disclosed to the Operating Partnership as of the Closing Date is noted on an updated title report or property survey obtained by the Operating Partnership after the Closing Date. The twenty (20) day period for closing shall be extended by a reasonable number of days to allow the Operating Partnership to obtain a title report or property survey with respect to 200 Radnor. If, and to the extent that, the Operating Partnership agrees to accept title to 200 Radnor subject to any monetary Lien that secures indebtedness of the Contributors or any other Person, the amount of such the indebtedness shall be credited against the One Million Six Hundred Thousand ($1,600,000) purchase price. If the Operating Partnership elects not to exercise such option and, thereafter, the Contributors do not develop 200 Radnor for office use within the next eighteen (18) months, the Operating Partnership's rights under this Section
2.8 will once again be applicable. Nothing in this Section 2.8 shall require the Contributors to redevelop 200 Radnor in any way, and if the Contributors elect to redevelop 200 Radnor for a use other than office use (other than owner occupiers) or elect not to redevelop 200 Radnor at all, the Operating Partnership shall not have the right to exercise the foregoing option. This option shall expire and terminate upon any transfer of 200 Radnor to any third-party that is not affiliated with the Contributors. The Operating Partnership agrees not to take, and shall cause its Affiliates not to take, any action that could adversely effect any efforts of the Contributors or their Affiliates to obtain variances or other zoning relief, change or action contemplated with respect to 200 Radnor.

         2.9. NAME CHANGE. The Operating Partnership and the REIT acknowledge that TRC-GP and TRCALP shall retain any and all rights to the names "The Rubenstein Company, L.P.", "Rubenstein", "TRC", "TRCLP" or words of similar import (collectively, the "Retained Names") and that neither the Operating Partnership nor the REIT is acquiring any interest therein. The Retained Names shall include internet domain names derived therefrom. Immediately after the Closing, the Operating Partnership shall cause the name of TRCLP to be changed from "The Rubenstein Company, L.P." and cause the name of any Subsidiary containing a Retained Name to be changed so that it shall no longer contain such Retained Name. Further, the Operating Partnership and the REIT agree not to use any Retained Name with respect to any of their properties, subsidiaries or affiliates.

         2.10. TAX PROTECTION AGREEMENT. TRCALP and the Operating Partnership and the REIT and the other parties thereto have acknowledged and agreed to certain structuring issues and treatments of distributions and certain other tax-related treatments and undertakings, all as more completely set forth and reflected in the Tax Protection Agreement and as follows:

                  (a) TRCALP shall have the right to specify that all or some portion of the TRCALP Cash Consideration, the Alternate Cash Consideration (if any) and the Deferred Payments shall be accounted for by the parties hereto as a "debt-financed distribution" (within the meaning of Treasury Regulation ss.1.707-5(b)).

                  (b) To the extent that all or any portion of the TRCALP Cash Consideration, Alternate Cash Consideration (if any) or the Deferred Payments is specified as constituting a "debt-financed distribution" (within the meaning of Treasury Regulation ss.1.707-5(b)), the Operating Partnership shall: (i) comply with the provisions of the Tax Protection Agreement and (ii) incur indebtedness that meets the characteristics of Incurred Indebtedness (as defined in the Tax Protection Agreement) and that satisfies the requirements of Treasury Regulation ss.1.707-5(b) so that in the judgment of TRCALP all of the distribution traceable to the Incurred Indebtedness is characterized as a debt-financed distribution that is not taken into account as part of a "disguised sale" of the Property or the Partnership Interests.

         2.11. EQUITABLE ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the assignment or transfer to the Operating Partnership, as contemplated hereunder, of any of the Personalty associated with the Properties would require the consent of any third party (other than the Required Consents) and such consent shall not have been obtained prior to the Closing (a "Delayed Consent"), this Agreement shall not constitute a contribution, assignment or transfer thereof. Following the Closing, the parties shall use reasonable efforts, and shall cooperate with each other, to obtain promptly the Delayed Consents; provided that all reasonable out-of-pocket expenses incurred in connection with obtaining such Delayed Consents shall be borne equally by the Operating Partnership, on the one hand, and TRCALP, on the other hand. Pending receipt of the Delayed Consents, the parties hereto shall cooperate with each other in any reasonable and lawful arrangements, effectively transferring to the Operating Partnership, from and after the Closing, the rights and benefits of, and entitlements to exercise TRCLP's or the Contributors' rights under, and effectively causing the Operating Partnership to assume all liabilities and expenses with respect to, such Personalty as if such assets had been transferred by the Contributors to the Operating Partnership at the Closing and any liabilities associated with the arrangements specifically established by the Operating Partnership and Contributors pursuant to this
Section 2.11. Once any Delayed Consent is obtained, the Contributors shall assign such Personalty to the Operating Partnership at the expense of the Operating Partnership and TRCALP, with the Operating Partnership, on the one hand, and the Contributors, on the other hand, jointly and equally responsible for all reasonable out-of-pocket costs associated with such transfer; provided that no additional consideration shall be paid by the Operating Partnership to the Contributors in connection therewith.

         2.12. CHARACTERIZATION OF SALE OF INTEREST OF LB IN TRCLP. The parties hereto intend that the sale by LB of its Partnership Interest in TRCLP shall be treated as a purchase of such Partnership Interest by the Operating Partnership. LB consents to treat the sale of its Partnership Interest in exchange for the LB Cash Consideration as a sale of its Partnership Interest in TRCLP under Section 741 of the Code, as provided in Treasury Regulation Section 1.708-1(c)(4).

                                  ARTICLE III
                                 DEPOSIT; ESCROW

         3.1. DEPOSIT. As a good faith deposit to the Operating Partnership's obligations hereunder, the Operating Partnership shall, no later than 12:00 p.m. on the next succeeding Business Day after the date of this Agreement, make a deposit and down payment (the "Deposit") of cash in the amount of Thirty Million Dollars ($30,000,000). The Deposit shall be made by wire transfer of immediately available federal funds to the escrow account of Escrow Agent, wiring instructions for which having been separately given by the Escrow Agent to the Operating Partnership.

         3.2. ESCROW AGENT. The Deposit has been deposited by the Operating Partnership with, and shall be held in escrow by, the Escrow Agent.

         3.3. APPLICATION OF ESCROW FUNDS. The parties and the Escrow Agent agree that the Deposit, together with all interest earned thereon (the Deposit, together with all interest earned thereon, are referred to herein together as the "Escrow Funds"), shall be applied as follows:

                  (a) If Closing is held, the Escrow Funds shall be paid over to the Operating Partnership.

                  (b) If this Agreement is terminated by the Contributors pursuant to Section 14.1(c), the Escrow Funds shall be paid over to TRCALP as liquidated damages.

                  (c) If this Agreement is terminated pursuant to Section 14.1 (other than Section 14.1(c)), the Escrow Funds shall be paid over to the Operating Partnership.

         3.4. MANNER OF HOLDING. The Escrow Funds shall be held in an interest bearing money-market account with a federally insured national or state-chartered bank, savings bank, or savings and loan association acceptable to and first approved by the Contributors and the Operating Partnership. The Operating Partnership shall provide a completed and executed W-9 form to the Escrow Agent.

         3.5. LIMITATION OF LIABILITY. The Escrow Agent and its officers and employees are acting as agents only, and will in no case be held liable either jointly or severally to any party for the performance of any term or covenant of this Agreement or for damages for the nonperformance hereof, nor shall the Escrow Agent be required or obligated to determine any questions of fact or law. The Escrow Agent's only responsibility hereunder shall be for the safekeeping of the Escrow Funds and the full and faithful performance by the Escrow Agent of the duties imposed by this Article III.

         3.6. CONFLICTING DEMANDS. Upon receipt of a written demand for the Escrow Funds (a "Deposit Demand") by the Contributors or the Operating Partnership (the "Demanding Party"), the Escrow Agent shall promptly send a copy of such Deposit Demand to the other part(ies) (the "Non-Demanding Party"). The Escrow Agent shall hold the Escrow Funds for three (3) Business Days from the date of delivery by the Escrow Agent of the Deposit Demand to the Non-Demanding Party (the "Objection Period") or until the Escrow Agent receives a confirming instruction from the Non-Demanding Party. In the event the Non-Demanding Party delivers to the Escrow Agent written objection to the release of the Escrow Funds to the Demanding Party (an "Objection Notice") within the Objection Period (which Objection Notice shall set forth the basis under this Agreement for objecting to the release of the Escrow Funds), the Escrow Agent shall promptly send a copy of the Objection Notice to the Demanding Party. In the event that no Objection Notice is received by the Escrow Agent within the Objection Period, the Escrow Agent shall promptly release the Escrow Funds to the Demanding Party in accordance with the Deposit Demand. In the event an Objection Notice is received by the Escrow Agent within the Objection Period, the Escrow Agent, in its good faith business judgment, may disregard all inconsistent instructions received from either party and may either (1) hold the Escrow Funds until the dispute is mutually resolved and the Escrow Agent is advised of such mutual resolution in writing by both the Contributors and the Operating Partnership, or the Escrow Agent is otherwise instructed by a final, non-appealable judgment of a court of competent jurisdiction, or (2) deposit the Escrow Funds with a court of competent jurisdiction by an action of interpleader (whereupon the Escrow Agent shall be released and relieved of any further liability or obligations hereunder from and after the date of such deposit). In the event the Escrow Agent shall in good faith be uncertain as to its duties or obligations hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, the Escrow Agent shall promptly notify both parties in writing and thereafter the Escrow Agent shall be entitled (but not obligated) to refrain from taking any action other than (a) to perform its duties under Sections 3.2 and 3.4 above, and (b) to keep safely the Escrow Funds until the Escrow Agent shall receive a joint instruction form both parties clarifying the Escrow Agent's uncertainty or resolving such conflicting instructions, claims or demands, or until a final non-appealable judgment of a court of competent jurisdiction instructs the Escrow Agent to act.

         3.7. SUBSTITUTION OF LETTER OF CREDIT. In lieu of depositing the Escrow Funds with the Escrow Agent, the Operating Partnership shall have the option of providing to the Contributors coincident with its execution of this Agreement a letter of credit in an amount of Thirty Million Dollars ($30,000,000) (and otherwise in form and substance reasonably satisfactory to the Contributors) from an Approved Bank, the terms of which will permit TRCALP to unconditionally draw upon such letter of credit under those circumstances in which (i) TRCALP would be entitled to the Escrow Funds pursuant to this Article III or, (ii) in the event that the letter of credit (in form and substance reasonably satisfactory to the Contributors) has not been replaced with a substitute letter of credit at least ten (10) Business Days prior to the expiration of the then-existing letter of credit (and, in the event of any draw pursuant to this clause (ii), the proceeds shall constitute the Escrow Funds and shall be held and disbursed in accordance with the provisions of this Article III).

                                   ARTICLE IV
                               PUT AND CALL RIGHTS

         4.1. PURCHASE RIGHTS.

                  (a) At any time after the third anniversary of the Closing Date, TRCALP (or its assignee or designee) shall have the right (the "Call Right") to irrevocably exercise a right to purchase all but not less than all of the partnership interests (the "Put-Call Interests") then held, directly or indirectly, by the Operating Partnership in the Specified Company, for cash in an amount equal to the Put-Call Price; provided that TRCALP may assign to one or more parties the Call Right (TRCALP and any such parties to whom the Call Right is assigned being collectively referred to as the "Call Party"), but no such assignment shall release the Operating Partnership from any of its obligations pursuant to this Section 4.1; provided further that if TRCALP assigns the Call Right as provided above, TRCALP shall be responsible for and indemnify the Operating Partnership for any additional transfer taxes or any increase in the transfer taxes that would have been payable, but for such transfer. The Call Party may exercise its purchase rights by providing written notice to the Operating Partnership of its desire to do so (a "Call Notice"). The Operating Partnership shall, within five (5) Business Days after receipt of the Call Notice, take all necessary action and execute all appropriate documents to evidence the conveyance of the Put-Call Interests to the Call Party, free and clear of any security interests, liens, encumbrances or restrictions that did not exist as of the Closing Date, but otherwise without any representation, warranty or recourse whatsoever, and deliver the same to the Call Party concurrently with the delivery by the Call Party of the Put-Call Price in immediately available funds.

                  (b) No transfer of the Put-Call Interests by the Operating Partnership shall be permitted. The Call Right shall survive any Transfer or purported Transfer of any of the Put-Call Interests.

                  (c) The consummation of the purchase and sale of the Put-Call Interests pursuant to this Section 4.1 shall occur at the offices of the Operating Partnership within five (5) Business Days after the giving of the Call Notice, or at such other time and place as may be agreed to by the Call Party and the Operating Partnership (the "Call Closing"). At the Call Closing, the Operating Partnership shall deliver to the Call Party a duly executed assignment of the Put-Call Interests, free and clear of any security interests, liens, encumbrances or restrictions that did not exist as of the Closing Date, but otherwise without any representation, warranty or recourse whatsoever, and the Call Party shall deliver to the Operating Partnership cash in an amount equal to the Put-Call Price in immediately available funds. The Call Party and the Operating Partnership each shall execute and deliver such other documents as may reasonably be requested by the other party in connection with the Call Closing.

                  (d) As security for the Operating Partnership's obligations under this Section 4.1 and Section 4.2 to convey the Put-Call Interests to the Call Party free and clear of any security interests, liens, encumbrances or restrictions that did not exist as of the Closing Date, the Operating Partnership hereby pledges and irrevocably grants in favor of TRCALP a first priority perfected security interest in the Put-Call Interests. The Operating Partnership shall take any and all action reasonably requested by TRCALP, and consents to TRCALP taking any and all action it deems necessary, including without limitation, the filing of UCC-1 financing statements, to perfect its security interest in the Put-Call Interests. TRCALP may assign such security interest to any Call Party.

                  (e) Notwithstanding anything contained in this Section 4.1 to the contrary, TRCALP may exercise the Call Right prior to the third anniversary of the Closing Date, but in such event TRCALP will be responsible for and indemnify the Operating Partnership for any and all transfer taxes then due and payable as a result thereof.

         4.2. PUT RIGHTS.

                  (a) At any time after the third anniversary of the Closing Date, the Operating Partnership shall have the right to irrevocably exercise its right to cause TRCALP (or its assignee or designee) to purchase all but not less than all of the Put-Call Interests for cash in an amount equal to the Put-Call Price; provided that TRCALP may delegate to one or more parties the obligation to purchase the Put-Call Interests (TRCALP any such parties to whom the obligation to purchase the Put-Call Interests is delegated being collectively referred to as the "Put Party"), but no such assignment shall release TRCALP from any of its obligations pursuant to this Section 4.2. The Operating Partnership may exercise its put rights by providing written notice to the Put Party of its desire to do so (a "Put Notice"). The Operating Partnership shall, within five (5) Business Days after delivering the Put Notice, take all necessary action and execute all appropriate documents to evidence the conveyance of the Put-Call Interests to the Put Party, free and clear of any security interests, liens, encumbrances or restrictions that did not exist as of the Closing Date, but otherwise without any representation, warranty or recourse whatsoever, and deliver the same to the Put Party concurrently with the delivery by the Put Party of the Put Price in immediately available funds.

                  (b) The consummation of the purchase and sale of the Put-Call Interests pursuant to this Section 4.2 shall occur at the offices of the Operating Partnership within five (5) Business Days after the giving of the Put Notice, or at such other time and place as may be agreed to by the Put Party and the Operating Partnership (the "Put Closing"). At the Put Closing, the Operating Partnership shall deliver to the Put Party a duly executed assignment of the Put-Call Interests, free and clear of any security interests, liens, encumbrances or restrictions that did not exist as of the Closing Date, but otherwise without any representation, warranty or recourse whatsoever, and the Put Party shall deliver to the Operating Partnership cash in an amount equal to the Put-Call Price in immediately available funds. The Put Party and the Operating Partnership each shall execute and deliver such other documents as may reasonably be requested by the other party in connection with the Put Closing.

                  (c) On the Closing Date, the Contributors shall pledge OP Units having a value as of the Closing Date equal to Six Hundred Seventy Thousand Dollars ($670,000) to the Operating Partnership as security for the obligations of the Contributors under this Article IV. Such security interest shall terminate upon the consummation of the purchase and sale of the Put-Call Interests pursuant to this Article IV.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

         Except as set forth in Section 17.3 and the disclosure schedules delivered to the Operating Partnership concurrently herewith (together, the "Contributors Disclosure Schedule"), each of TRC-GP and TRCALP, severally and jointly, and LB, severally and not jointly, represents and warrants to the Operating Partnership as follows, provided that as to any representation or warranty relating to a Contributor, TRC-GP and TRCALP are making such representations and warranties as to themselves and not as to LB, and LB is only making the representations and warranties set forth in this Article V as to itself, and not as to any other Contributor, TRCLP, its Subsidiaries, Two Logan LP or the Properties:

         5.1. ORGANIZATION, POWER AND AUTHORITY.

                  (a) TRCLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. TRCLP is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failure to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on TRCLP. True, correct and complete copies of the organizational documents of TRCLP have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt of the same. The TRCLP Partnership Agreement has not been modified, amended or supplemented and the same is in full force and effect.

                  (b) Each of TRCLP's Subsidiaries is a corporation, limited partnership or limited liability company (as applicable), duly formed, validly existing and in good standing under the laws of its state of formation. Each of TRCLP's Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failure to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on such Subsidiaries. True, correct and complete copies of the organizational documents of each of TRCLP's Subsidiaries have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt of the same. Such organizational documents have not been modified, amended or supplemented and the same are in full force and effect.

                  (c) Such Contributor is a corporation, limited liability company or limited partnership (as applicable), duly formed, validly existing and in good standing under the laws of its state of formation with full power and authority to execute, deliver and perform this Agreement and the Contributors Closing Documents to be executed by such Contributor.

         5.2. BINDING AGREEMENT. The execution, delivery and performance of this Agreement by such Contributor have been duly and validly authorized by all necessary action on the part of such Contributor. This Agreement has been, and the Contributors Closing Documents to be executed by such Contributor will be, duly executed and delivered by such Contributor. This Agreement constitutes, and when so executed and delivered the Contributors Closing Documents to be executed by such Contributor will constitute, the legal, valid and binding obligations of such Contributor, enforceable against such Contributor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

         5.3. CAPITALIZATION OF TRCLP AND ITS SUBSIDIARIES. The Partnership Interests represent all of the outstanding partnership interests of TRCLP. TRCLP, directly or indirectly, owns 100% of the equity interests of its Subsidiaries (the "Subsidiary Interests"). TRCLP shall own at Closing 11% of the equity interests of the Specified Company and, indirectly, of Radnor Properties
- 145 KOP, L.P. (the "Eleven Percent Interests"). The Partnership Interests, the Subsidiary Interests and the Eleven Percent Interests have been duly authorized and validly issued in accordance with the organizational documents of the applicable Person and applicable Laws. As to TRCLP, each of its Subsidiaries, Two Logan LP, Two Logan Co., Inc. and TLS Equity Associates-II, (i) there are no outstanding securities convertible into or exchangeable for membership interests, partnership interests or stock, (ii) no outstanding subscription rights, options, warrants or other agreements providing for the sale, issuance or purchase (contingent or otherwise) of membership interests, partnership interests or stock, (iii) no other calls, commitments or claims of any character relating to membership interests, partnership interests or stock, and (iv) no other agreements which could obligate TRCLP to transfer, subject to the Permitted Liens, any ownership interest of itself and any of its Subsidiaries, or to issue or sell additional membership interests, partnership interests or stock of itself or any of its Subsidiaries. Section 5.3 of the Contributors Disclosure Schedule includes a true, correct and complete copy of the ownership structure of each of TRCLP's Subsidiaries, Two Logan LP, Two Logan Co., Inc. and TLS Equity Associates-II.

         5.4. NO CONFLICTS.

                  (a) None of the execution, delivery or performance of this Agreement by such Contributor does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon any of the Partnership Interests, Subsidiary Interests or the Properties or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under the organizational documents of such Contributor.

                  (b) None of the execution, delivery or performance of this Agreement by such Contributor does or will (in any material respect), with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon any of the Partnership Interests, Subsidiary Interests or the Properties or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) any agreement, instrument or other document to which such Contributor is a party or by which it is bound or (ii) any judgment, decree or order of any Governmental Authority, or any Laws applicable to such Contributor.

                  (c) The transactions contemplated by this Agreement will not (in any material respect), with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon any of the Partnership Interests, Subsidiary Interests or the Properties or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) any agreement, instrument or other document to which TRCLP is a party or by which it is bound or (ii) any judgment, decree or order of any Governmental Authority, or any Laws applicable to TRCLP.

         5.5. TITLE TO THE PARTNERSHIP INTERESTS AND ELEVEN PERCENT INTERESTS. Such Contributor is the legal and beneficial owner of the respective Partnership Interests which it is contributing set forth opposite its name on Schedule A, and at Closing title to such Partnership Interests shall be assigned, transferred and contributed to the Operating Partnership free and clear of any Liens. TRCLP or one of its Subsidiaries is the legal and beneficial owner of each Eleven Percent Interest free and clear of any Liens, other than liens permitted under the terms of either of the partnership agreement for Radnor Properties-145 KOP, L.P. or the Specified Company.

         5.6. THIRD PARTY CONSENTS. No approval, consent, waiver, filing, registration or qualification of or with any third party, including, but not limited to, any Governmental Authority is required to be made, obtained or given for the execution, delivery and performance of this Agreement by such Contributor.

         5.7. LEASES. Section 5.7 of the Contributors Disclosure Schedule sets forth a list of all Leases. Each such Lease is a valid and binding agreement of TRCLP or one of its Subsidiaries, and, to the knowledge of such Contributor, of the other party or parties thereto, and is in full force and effect. No Tenant is more than forty-five (45) days delinquent in its rental payment obligations in excess of $10,000, and to the Contributors' knowledge, neither the Contributors nor TRCLP (or any of its Subsidiaries) have issued any notice of a non-monetary default under any Lease which has not been cured. To the Contributors' knowledge, TRCLP, its Subsidiaries or Two Logan LP, in their capacity as a landlord under the Leases (a "Landlord") have performed all obligations required of them under all of the Leases and have not received written notice alleging any default on the part of a Landlord under any Lease. None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by any Landlord except for any assignments, pledges or encumbrances under the Mortgage Loan pursuant to the Loan Documents or which will be fully released on or before the Closing Date. True, correct and complete copies of the Leases have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt thereof.

         5.8. MORTGAGE LOANS AND MATERIAL LOAN DOCUMENTS. Section 5.8 of the Contributors Disclosure Schedule lists all of the Mortgage Loans and the material Loan Documents. Each such Mortgage Loan is a valid and binding agreement of TRCLP or one of its Subsidiaries, and, to the knowledge of such Contributor, of the other party or parties thereto, and is in full force and effect. None of TRCLP, its Subsidiaries or, to the knowledge of such Contributor, any other Person is in default in any material respect under any material Loan Document. True, correct and complete copies of all material Loan Documents have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt thereof.

         5.9. CONTRACTS. Section 5.9 of the Contributors Disclosure Schedule lists all Contracts of TRCLP and each of its Subsidiaries as of the date hereof. Each such Contract is a valid and binding agreement of TRCLP or one of its Subsidiaries, and, to the knowledge of such Contributor, of the other party or parties thereto, and is in full force and effect. None of TRCLP, its Subsidiaries or, to the knowledge of such Contributor, any other Person is in default under any Contract (a "Defaulted Contract"). True, correct and complete copies of all Contracts have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt thereof. Section 5.9 of the Contributors Disclosure Schedule indicates all such Contracts which are not terminable without penalty on notice of 30 days or less. Notwithstanding the foregoing, the Contributors shall not have violated this Section 5.9 if they inadvertently fail to disclose any brokerage agreement which (i) provides for commissions to be paid at no greater than market rates or (ii) together with any other brokerage agreement signed by which TRCLP and/or its Subsidiaries are bound after the date hereof, does not result in the payment of brokerage commissions to more than one Person that, in the aggregate, would be more than market rates in respect of any transaction. Furthermore, if an undisclosed brokerage agreement provides for commissions to be paid at above market rates, then in determining Losses, the value of the Lease which gave rise to the commission shall be taken into account.

         5.10. NO BANKRUPTCY. Neither such Contributor nor TRCLP is in the hands of a receiver; neither such Contributor nor TRCLP has filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors' relief has been entered with respect to such Contributor or TRCLP.

         5.11. LITIGATION AND OTHER PROCEEDINGS. There are no judgments unsatisfied against such Contributor, TRCLP, any of TRCLP's Subsidiaries or any of the Properties or consent decrees or injunctions to which such Contributor, TRCLP, any of TRCLP's Subsidiaries or any of the Properties is subject, and there is no litigation, claim or proceeding pending or, to such Contributor's knowledge, threatened against such Contributor, TRCLP, any of TRCLP's Subsidiaries or any of the Properties except (i) such as are insured and being defended by TRCLP's (or such Subsidiary's) insurance carriers, (ii) ordinary landlord/tenant actions with respect to the payment of rent or other default under Leases, or (iii) claims that individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect on TRCLP.

         5.12. SECURITIES MATTERS. TRCALP acknowledges that any OP Units and Preferred OP Units offered hereby are being offered without registration under the Securities Act, or the securities laws of any state. The OP Units and Preferred OP Units are being offered in reliance on an exemption from registration under Regulation D and similar state law exemptions. TRCALP hereby warrants and represents to the Operating Partnership that it (a) is acquiring the OP Units and Preferred OP Units (if any) being acquired hereunder for investment for its own account or for accounts over which it exercises investment control, and not with a view to, or for offer or sale in connection with, any distribution thereof that would be in violation of the Securities Act or any applicable state securities law, without prejudice, however, to such Person's right (subject to any restrictions in the Registration Rights Agreement or the designation for the Preferred OP Units) to sell, pledge or otherwise dispose of all or any part of such OP Units and Preferred OP Units as provided in the Thirteenth Amendment pursuant to an effective registration statement under the Securities Act and registration or qualification under any applicable state securities laws, or under an exemption from such registration available under the Securities Act and from such registration or qualification available under any applicable state securities laws, and (b) is knowledgeable, understands the limitations on transfer described in the Partnership Agreement and is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

         5.13. FIRPTA MATTERS. Such Contributor is not a "foreign person" within the meaning of Sections 1445(f) and 7701(b) of the Code.

         5.14. SECURITY DEPOSITS. Section 5.14 of the Contributors Disclosure
Schedule is a true and complete list of the security deposits (whether in the form of cash, letters of credit or otherwise) under the Leases being held by the Landlords. The Landlords are in compliance with all applicable Laws relating to such security deposits.

         5.15. FINANCIAL STATEMENTS. The Contributors have made available to the Operating Partnership (and the Operating Partnership acknowledges receipt thereof) (1) true, correct and complete copies of the consolidated audited annual financial statements for TRCLP for the year ended December 31, 2003 (collectively, the "Financial Statement"), and (2) true, correct and complete copies of the unaudited quarterly consolidated balance sheet and consolidated statement of income of TRCLP for the quarter ended June 30, 2004 (the "Operating Statements"). The Financial Statements and Operating Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition and results of operations of TRCLP and each of its Subsidiaries as of the dates thereof, but in the case of the Operating Statements do not include normal year-end adjustments or footnotes or similar presentation items therein.

         5.16. UNDISCLOSED LIABILITIES. There are no liabilities or obligations of TRCLP or its Subsidiaries, whether contingent or absolute, that are of a nature that are and would be required to be disclosed on a consolidated balance sheet of TRCLP or the footnotes thereto prepared in conformity with generally accepted accounting principles, other than (a) liabilities set forth in the Financial Statements or the Operating Statements, (b) liabilities incurred pursuant to agreements or obligations existing on the date of this Agreement (but only to the extent that if such agreements or obligations are required to be disclosed hereunder, they have been so disclosed), or (c) liabilities incurred after the date hereof which, after the pro rations set forth in Article XI, would not result in an aggregate liability or obligation of TRCLP or its Subsidiaries after the Closing Date of One Hundred Thousand Dollars ($100,000) or greater.

         5.17. ABSENCE OF CHANGES. Since June 30, 2004, (a) the business of TRCLP and its Subsidiaries has been conducted in the ordinary course consistent with past practice and (b) to the knowledge of such Contributor, there has not been any event, circumstance, change or effect that has had or reasonably could be expected to have a Material Adverse Effect on TRCLP.

         5.18. TAXES.

                  (a) TRCLP and its Subsidiaries have filed within the time and in the manner prescribed by law all federal, state, and local tax returns and reports, including but not limited to income, gross receipts, intangible, real property, excise, withholding, franchise, sales, use, employment, personal property, and other tax returns and reports, required to be filed by any of them under the laws of the United States and of each state or other jurisdiction in which TRCLP or any of its Subsidiaries conducts business activities requiring the filing of tax returns or reports. To the knowledge of such Contributor, all tax returns and reports filed by TRCLP and its Subsidiaries are true and correct in all material respects. TRCLP and each of its Subsidiaries has paid in full all taxes of whatever kind or nature for the periods covered by such returns. There are no tax liens, whether imposed by the United States, any state, local, or other taxing authority, outstanding against any TRCLP, any Subsidiary, or any of their respective assets.

                  (b) There are no proceedings currently pending with any Governmental Authority with respect to all or any portion of the Properties relating to any reduction in taxes. Neither such Contributor, TRCLP nor any of TRCLP's Subsidiaries has received written notice of any proposed increase in the assessed value of any property or of any proposed public improvement assessments.

                  (c) TRCLP has at all times during its existence been properly treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and (ii) each Subsidiary of TRCLP has at all times during its existence been properly treated as either a "disregarded entity" or a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

         5.19. EMPLOYEES; UNION CONTRACTS. There are no employees of TRCLP or its Subsidiaries. TRCLP and its Subsidiaries do not sponsor or maintain any employee benefit plans and have no liabilities with respect to any employee benefit plan or the employment of any employee. Section 5.19 of the Contributors Disclosure Schedule lists all labor agreements, union contracts and collective bargaining agreements to which TRCLP or its Subsidiaries is a party or to which they are subject.

         5.20. NO CONDEMNATION. None of TRCLP, its Subsidiaries or such Contributor has received any written notice of, nor does such Contributor have knowledge of, any pending, threatened or contemplated action by any Governmental Authority having the power of eminent domain which might result in any Property being taken by condemnation or conveyance in lieu thereof.

         5.21. TENANT IMPROVEMENTS AND LEASING COMMISSIONS. As of the Closing Date, neither TRCLP nor its Subsidiaries will be a party to any contract, agreement or other understanding with any Person (including any Person who is affiliated or otherwise related to any Contributor) providing for the performance of any improvement work for a tenant leasing space at any of the Properties or capital improvements at any of the Properties, construction management, property management and/or leasing services with respect to any of the Properties (other than as mentioned in Section 12.3, 12.8 or Section 12.9) or the payment of any leasing commissions with respect to the current term of any of the Leases other than work and leasing commissions related to the tenants who are listed on Schedule 11.5. Notwithstanding the foregoing, the Contributors shall not have violated this Section 5.21 if they inadvertently fail to disclose any brokerage agreement which (i) provides for commissions to be paid at no greater than market rates or (ii) together with any other brokerage agreement signed by which TRCLP and/or its Subsidiaries are bound after the date hereof, does not result in the payment of brokerage commissions to more than one Person that, in the aggregate, would be more than market rates in respect of any transaction. Furthermore, if an undisclosed brokerage agreement provides for commissions to be paid at above market rates, then in determining Losses, the value of the Lease which gave rise to the commission shall be taken into account. Other than maintenance and repairs in the ordinary course of business, neither TRCLP nor its Subsidiaries is performing any ongoing construction work at any of the Properties.

         5.22. ENVIRONMENTAL LAWS. To the knowledge of such Contributor, TRCLP and its Subsidiaries have complied at all times and in all material respects with all Environmental Laws and it has received no notice, demand or claim alleging any violation of, or liability under, any Environmental Law relating to TRCLP or any of its Subsidiaries or any of the Properties.

         5.23. REA DOCUMENTS. Each REA Document is a valid and binding agreement of TRCLP or one of its Subsidiaries, and, to the knowledge of such Contributor, of the other party or parties thereto, and is in full force and effect. Neither TRCLP or, to the knowledge of such Contributor, any other Person is in default under any REA Document. True, correct and complete copies of the REA Documents have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt thereof. The REA Documents have not been modified, amended or supplemented and the same are in full force and effect. The Contributors have made available to the Operating Partnership a true, correct and complete copy of the current budget, if any, with respect to the common areas of any Property that are subject to an REA Document (or, if applicable, there are no budgets relating to such common areas) and the Operating Partnership acknowledges receipt thereof.

         5.24. SURVEYS. Section 5.24 of the Contributors Disclosure Schedule lists all of the Surveys. True, correct and complete copies of all Surveys have been made available to the Operating Partnership and the Operating Partnership acknowledges receipt thereof.

         5.25. TITLE; PERMITTED LIENS. A Subsidiary of TRCLP is (a) the owner of each of the Properties in fee (other than the property located at Two Logan Square, Philadelphia, Pennsylvania), subject only to Permitted Liens and (b) is the mortgagee under the second and third mortgagees granted by Two Logan LP (the "TLS Mortgages"), subject to the Permitted Liens on Two Logan LP's title to its Property, but otherwise free and clear of all Liens. There are no outstanding agreements (written or oral) pursuant to which the Contributors, TRCLP and/or any of such Subsidiaries has agreed to sell or has granted an option or right of first refusal or first or last offer to purchase the Properties or the TLS Mortgages or any part thereof unless otherwise provided for in the Recapitalization Agreement. In addition, (x) Two Logan LP is the owner of Two Logan Square in fee, subject only to Permitted Liens, (y) Two Logan Co., Inc. owns its general partnership interest in Two Logan LP and TLS Equity Associates-II owns its limited partnership interest in Two Logan LP, in each case, free and clear of all Liens, other than Permitted Liens, and (z) there are no outstanding agreements (written or oral) pursuant to which either Two Logan Co., Inc. or TLS Equity Associates-II has agreed to sell or has granted an option or right of first refusal or first or last offer to purchase such its interest (or any part thereof) in Two Logan LP unless otherwise provided in the Recapitalization Agreement.

         5.26. INSURANCE. None of the Contributors, TRCLP or its Subsidiaries has received any written notice from any insurance company board of fire underwriters or rating organization (or other body exercising similar functions)
(i) claiming any defects or deficiencies which have not been addressed and fully cured or corrected, or (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) claiming any default which, if not corrected, would result in a cancellation of insurance coverage. TRCLP and its Subsidiaries currently maintain "rent-loss" or "rent interruption" insurance with respect to all of the Properties. All of the currently existing insurance policies (or replacements or renewals thereof) covering TRCLP, its Subsidiaries and the Properties are and shall remain in full force and effect until the completion of Closing hereunder.

         5.27. NO COMMITMENTS. None of the Contributors, TRCLP or its Subsidiaries has made any commitments to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to TRCLP, its Subsidiaries and the Properties (or any of them) which would impose an obligation upon the Operating Partnership to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off of any Property which, as of the Closing Date, will not have been satisfied in full. Without limiting the generality of the foregoing, none of the Contributors, TRCLP or its Subsidiaries is a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Properties or applicable thereto.

         5.28. NO UNPAID CHARGES. Except as specified in or provided by this Agreement, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of any Property which could give rise to any mechanic's or materialmen's or other statutory lien against such Property, or any part thereof, for which TRCLP, any of its Subsidiaries and/or the Operating Partnership will be responsible after the Closing.

         5.29. LEASED PROPERTY. None of the personal property located at the Properties and used in connection with the use and operation thereof is subject to a lease between a third party, as landlord, and any Contributor, TRCLP, any Subsidiary of TRCLP or any Affiliate of the Contributors, as lessee, other than leases entered into in the ordinary course of business.

         5.30. INVESTMENTS BY TRCLP AND OTHER ENTITIES. None of TRCLP, Two Logan LP, or any direct or indirect subsidiary of TRCLP or Two Logan LP will own at the Closing (i) direct or indirect interests in (or have voting power with respect to) any entity that is treated as a corporation or an association taxed as a corporation for federal income tax purposes, (ii) direct or indirect interests in any lessee or sublessee of any of the Properties (including, without limitation, any stock or rights to acquire stock of a tenant acquired in bankruptcy, in lieu of rent or as security deposits), or (iii) securities (including for purposes of this representation, without limitation, loans to employees, tenants or affiliates, repurchase agreements or tax increment financing receivables or similar instruments but excluding loans that are fully secured by a mortgage) of, or interests in, any other Person, except for funds of TRCLP or its Subsidiaries that are temporarily invested in:

                  (a) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (b) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

                  (c) a bank account of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; and

                  (d) a money market fund or a qualified investment fund.

         5.31. TWO LOGAN SQUARE ASSOCIATES. The terms of the Recapitalization Agreement relating to Two Logan have been complied with at all times since the date thereof, and no claim for breach of any provision thereof exists against TRCLP, Two Logan LP or any of their Affiliates. The transaction contemplated by, and provided to occur pursuant to, this Agreement will not violate any provision of the Recapitalization Agreement and will not create any claim thereunder. A true, correct and complete copy of the Recapitalization Agreement has been made available to the Operating Partnership and the Operating Partnership acknowledges receipt of the same. Other than the Recapitalization Agreement and any other agreements disclosed in the Contributors Disclosure Schedule, there are no Contracts or other agreements of any kind between TRCLP and/or any of its Subsidiaries, on the one hand, and any of Blackstone Real Estate Advisors L.P., BRE/Logan I L.L.C., BRE/Logan II L.L.C., BRE/TLS Inc., BREP/TLS L.L.C., Blackstone RE Capital Partners L.P., TLS Equity Associates, Two Logan Square Associates, Two Logan Co., Inc., JMB/Urban Development Partners, JMB Realty Corporation or Osterview, Inc., on the other hand.

         5.32. CERTAIN MATTERS AS TO JACK BLAKE. No amounts are owed by TRCLP or any of its Subsidiaries to Jack Blake as of the date of this Agreement and no amounts will be owed by TRCLP or any of its Subsidiaries to Jack Blake as of the Closing Date. None of the Contributors, TRCLP or its Subsidiaries have taken any action as of the date hereof, or will take any action between the date hereof and the Closing Date, which would obligate TRCLP or any of its Subsidiaries to make a payment to Jack Blake.

         5.33. LIMITATIONS REGARDING REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Contributor herein are qualified in their entirety by any matters disclosed by any materials delivered or otherwise made available to the Operating Partnership or its Affiliates which materials are identified in Section 5.33 of the Contributors Disclosure Schedule. The Operating Partnership acknowledges that the materials identified on in Schedule
5.33 of the Contributors Disclosure Schedule were delivered or made available to the Operating Partnership for all purposes under this Agreement. A Contributor shall be obligated, liable or responsible to the Operating Partnership for a breach or violation of any representation or warranty contained herein only if and to the extent the Operating Partnership incurs any actual loss or damage as a result of such breach or violation. Without limiting the foregoing, in the event the Operating Partnership alleges any breach or violation of any representation or warranty contained herein with respect to any of the Leases or the physical condition of any Property (or any part thereof), such Contributor shall be permitted to attempt to mitigate the loss to the Operating Partnership as a result of such breach or violation and the Operating Partnership shall (a) reasonably cooperate with such Contributor and TRCLP, provided that such Contributor shall reimburse any reasonable out-of-pocket, third-party cost or expense to the Operating Partnership in respect thereof and (b) provide Contributor with reasonable access to the Property in connection with such mitigation. A Contributor shall not be obligated, liable or responsible to the Operating Partnership pursuant to this Agreement (including, without limitation, Article XV) for Losses in excess of Three Million Dollars ($3,000,000) to the extent such Losses result from any inaccuracy of any representation or warranty made by such Contributor to the Operating Partnership in this Agreement if such inaccuracy was known by the Operating Partnership prior to the date hereof or becomes known to the Operating Partnership between the date hereof and the Closing Date and the Operating Partnership elects to proceed with the Closing. Nothing in this Section 5.33 shall limit the Operating Partnership's right not to proceed to and conclude Closing hereunder pursuant to and in accordance with
Article VIII or Article XIV.

         For purposes of certainty, set forth below are three illustrations as to the manner in which the foregoing provisions of this Section 5.33 would operate:

         Illustration No. 1 (Post-Signing Breaches of $4.5 Million)

                  If (i) as of the date on which the Contribution Agreement was executed and delivered, the Operating Partnership had knowledge of one or more inaccuracies in any representation or warranty made by the Contributors to the Operating Partnership in this Agreement ("Pre-Signing Breaches"), (ii) between such date and the Closing Date, the Operating Partnership obtains knowledge of one or more inaccuracies in any representation or warranty made by the Contributors to the Operating Partnership in this Agreement ("Post-Signing Breaches"), the Losses in respect of which are $4.5 million, and (iii) notwithstanding such Pre-Signing Breaches and Pre-Closing Breaches and the Losses in respect thereof, the Operating Partnership elects to complete the transactions contemplated by this Agreement, then
                  (a) the Contributors shall not be obligated, liable or responsible to the Operating Partnership for any Losses in respect of the Pre-Signing Breaches, (b) the Contributors shall be liable with respect to the first $3.0 million of such Losses in respect of Post-Signing Breaches ($1.5 million of which shall be applied to the Threshold), and (y) to the extent that the amount of such Losses is agreed upon prior to Closing, the same shall be credited against the Contribution Price and (z) to the extent that the amount of such Losses is not agreed upon prior to Closing, such Losses shall be subject to indemnification in favor of the Operating Partnership pursuant to Section 15.2, and (c) the Contributors shall not be obligated, liable or responsible to the Operating Partnership for the $1.5 million of Losses in excess of $3.0 million.

         Illustration No. 2 (Post-Signing Breaches of $2 Million)

                  If (i) as of the date on which the Contribution Agreement was executed and delivered, the Operating Partnership had knowledge of one or more Pre-Signing Breaches, (ii) between such date and the Closing Date, the Operating Partnership obtains knowledge of one or more Post-Signing Breaches, the Losses in respect of which are $2.0 million, and (iii) notwithstanding such Pre-Signing Breaches and Pre-Closing Breaches and the Losses in respect thereof, the Operating Partnership elects to complete the transactions contemplated by this Agreement, then (a) the Contributors shall not be obligated, liable or responsible to the Operating Partnership for any Losses in respect of the Pre-Signing Breaches, and (b) the Contributors shall be liable with respect to the first $2.0 million of such Losses in respect of Post-Signing Breaches ($1.5 million of which shall be applied to the Threshold), and (y) to the extent that the amount of such Losses is agreed upon prior to Closing, the same shall be credited against the Contribution Price and (z) to the extent that the amount of such Losses is not agreed upon prior to Closing, such Losses shall be subject to indemnification in favor of the Operating Partnership pursuant to Section 15.2.

         Illustration No. 3 (Post-Signing Breaches of $1.0 million)

                  If (i) as of the date on which the Contribution Agreement was executed and delivered, the Operating Partnership had knowledge of one or more Pre-Signing Breaches, (ii) between such date and the Closing Date, the Operating Partnership obtains knowledge of one or more Post-Signing Breaches, the Losses in respect of which are $1.0 million, and (iii) notwithstanding such Pre-Signing Breaches and Pre-Closing Breaches and the Losses in respect thereof, the Operating Partnership elects to complete the transactions contemplated by this Agreement, then (a) the Contributors shall not be obligated, liable or responsible to the Operating Partnership for any Losses in respect of the Pre-Signing Breaches, and (b) the amount of such Losses in respect of Post-Signing Breaches (i.e., $1.0 million) shall be applied to the Threshold and shall be subject to indemnification in favor of the Operating Partnership pursuant to Section 15.2.

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES OF
                            THE OPERATING PARTNERSHIP

         The Operating Partnership represents and warrants to each Contributor as follows:

         6.1. ORGANIZATION, POWER AND AUTHORITY.

                  (a) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware with full limited partnership power and authority to execute, deliver and perform this Agreement and the Operating Partnership Closing Documents to which it is a party. The Operating Partnership is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failure to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Operating Partnership.

                  (b) The REIT is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland with full power and authority to execute, deliver and perform the Operating Partnership Closing Documents to which it is a party. The REIT is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use, or leasing of its assets and properties, or the conduct or nature of its business makes such qualification, licensing or admission necessary, except for failures to be so qualified, licensed or admitted and in good standing that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on the REIT. The REIT is the sole general partner of the Operating Partnership.

         6.2. BINDING AGREEMENT. The execution, delivery and performance of this Agreement by the Operating Partnership have been duly and validly authorized by all necessary action on the part of the Operating Partnership (including without limitation any board or governing body approvals). This Agreement has been, and the Operating Partnership Closing Documents will be, duly executed and delivered by the Operating Partnership and the REIT, as applicable. This Agreement constitutes, and when so executed and delivered, the Operating Partnership Closing Documents will constitute, the legal, valid and binding obligations of the Operating Partnership and the REIT, as applicable, enforceable against each such party in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

         6.3. NO CONFLICTS.

                  (a) None of the execution, delivery or performance of this Agreement by either the Operating Partnership or the REIT, does or will, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon any of their properties or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) the organizational documents of the Operating Partnership or the REIT, (ii) any agreement, instrument or other document to which the Operating Partnership or the REIT is a party or by which it is bound (other than (y) violations and/or defaults that will be waived and/or (z) under agreements, instruments and other documents that will be replaced before the Closing) or (iii) any judgment, decree or order of any Governmental Authority, or any Laws applicable to the Operating Partnership or the REIT.

                  (b) Other than New York Stock Exchange approval of the listing application required as a result of the OP Units being issued hereunder and ancillary state blue sky filings, the transactions contemplated by this Agreement will not, with or without the giving of notice, lapse of time or both, violate, conflict with, constitute a default, result in a loss of rights, acceleration of payments due or creation of any lien upon any of the Properties or require the approval or waiver of or filing with any Person (including without limitation any governmental body, agency or instrumentality) under (i) any agreement, instrument or other document to which either the Operating Partnership or the REIT is a party or by which either of them is bound (other than (y) violations and/or defaults that will be waived and/or (z) under agreements, instruments and other documents that will be replaced before the Closing) or (ii) any judgment, decree or order of any Governmental Authority, or any Laws applicable to the Operating Partnership or the REIT.

         6.4. THIRD PARTY CONSENTS. Other than New York Stock Exchange approval of the listing application required as a result of the OP Units being issued hereunder and ancillary state blue sky filings, no approval, consent, waiver, filing, registration or qualification of or with any third party, including, but not limited to, any Governmental Authority is required to be made, obtained or given for the execution, delivery and performance of this Agreement by either the Operating Partnership or the REIT.

         6.5. NO BANKRUPTCY. Neither the Operating Partnership nor the REIT is in the hands of a receiver; neither the Operating Partnership nor the REIT has filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors' relief has been entered with respect to the Operating Partnership or the REIT.

         6.6. NO INDUCEMENT. In entering into this Agreement, neither the Operating Partnership nor the REIT has been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by any Contributor, any Affiliate of any Contributor, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent Contributors, with respect to TRCLP, its Subsidiaries or the Properties or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement.

         6.7. ORGANIZATIONAL AGREEMENTS. The REIT and the Operating Partnership made available to the Contributors true, correct and complete copies of all of the organizational agreements of the REIT and the Operating Partnership and all amendments, modifications and supplements thereto. Such organizational agreements are in full force and effect.

         6.8. LITIGATION AND OTHER PROCEEDINGS. There are no judgments unsatisfied against any of the Operating Partnership, the REIT, or any of their respective Subsidiaries, or any consent decrees or injunctions to which any of the Operating Partnership, the REIT, any of their respective Subsidiaries is subject, and there is no litigation, claim or proceeding pending or to either of the Operating Partnership's actual knowledge threatened against either the Operating Partnership, the REIT or any of their respective Subsidiaries except
(i) such as are insured and being defended by the Operating Partnership's, the REIT's or any of their respective Subsidiaries' insurance carriers, or (ii) claims that individually or in the aggregate would not be reasonably expected to
(y) have a Material Adverse Effect on the Operating Partnership or the REIT or
(z) adversely affect the ability of the Operating Partnership to complete the transactions contemplated by this Agreement.

         6.9. OP UNITS; PREFERRED OP UNITS; COMMON SHARES. The OP Units and Preferred OP Units to the extent issued to the Contributors have been duly authorized by all necessary action (including any board or governing body approvals) and, when issued by the Operating Partnership, will be duly authorized, validly issued, fully paid and non assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or right of interest of any third party of any nature whatsoever. The Common Shares or other securities which may be issued upon redemption of the OP Units (or such other securities as may then be held by the Contributors) have been duly authorized by all necessary action and reserved for issuance, and upon such issuance, will be fully paid and non assessable, free and clear of any mortgage, pledge, Lien, encumbrance, security interest, claim or right of interest of any third party of any nature whatsoever. At or prior to Closing, the REIT shall have given such consents and taken such actions as necessary to vest the Contributors with the redemption rights for the OP Units and the Preferred OP Units (if any) set forth in the Thirteenth Amendment, the Fourteenth Amendment and the Partnership Agreement. None of the issuance of the OP Units, Preferred OP Units or Common Shares to the Contributors as contemplated herein requires or will require registration under the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder, or under any state securities laws, rules or regulations.

         6.10. TAX STATUS OF OPERATING PARTNERSHIP. The Operating Partnership has at all times during its existence been properly treated as a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, and each Subsidiary of the Operating Partnership has at all times during its existence been properly treated as either a "disregarded entity" or a partnership and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

         6.11. REIT STATUS.

                  (a) The REIT qualifies as a real estate investment trust under the Code, and the REIT is organized and operates in a manner that will enable it to continue to qualify as a real estate investment trust under the Code.

                  (b) The Common Shares are registered pursuant to Section 12(g) of the Exchange Act and are listed on the New York Stock Exchange. Since January 1, 2003, the REIT has filed all documents required to be filed under the Securities Act of 1934, as amended (the "Exchange Act"), or any rules or regulations promulgated thereunder, or under any state securities laws, rules or regulations, and at the time of filing, such documents complied in all material respects with the requirements of the Exchange Act.

         6.12. FINANCING. The Operating Partnership shall have at the Closing sufficient cash and financing to perform its obligations under this Agreement and the Operating Partnership Closing Documents and the transactions contemplated hereby and thereby. There are no financing contingencies related to the transactions contemplated by this Agreement and the Operating Partnership Closing Documents.

                                  ARTICLE VII
              CONDITIONS PRECEDENT TO THE CONTRIBUTORS' OBLIGATIONS

         Each Contributor's obligations to proceed to and conclude the Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, of each of the following conditions (any one or more of which may be waived in whole or in part by such Contributor, at such Contributor's option):

         7.1. ACCURACY OF REPRESENTATIONS. All of the representations and warranties of the Operating Partnership and the REIT contained in this Agreement shall have been true and correct when made. In addition, all of the representations and warranties of the Operating Partnership and the REIT contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date. To evidence the foregoing, there shall be delivered to each Contributor at Closing a certificate to that effect, dated the Closing Date, which certificate shall have the effect of a representation and warranty of the Operating Partnership and the REIT made on and as of the Closing Date.

         7.2. PERFORMANCE. The Operating Partnership and the REIT shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement or any of the Operating Partnership Closing Documents to be performed, observed and complied with on their part prior to or as of the Closing. The Operating Partnership and the REIT shall also provide evidence satisfactory to the Contributors that all covenants, agreements and conditions required by this Agreement or any of the Operating Partnership Closing Documents to be performed, observed and complied with by them immediately after the Closing will be so performed, observed and complied with. To evidence the foregoing, there shall be delivered to each Contributor at the Closing a certificate to that effect, dated the Closing Date.

         7.3. DOCUMENTS AND DELIVERIES. All instruments and documents required in Section 9.3 hereof shall be delivered to each Contributor.

         7.4. REQUIRED CONSENTS. The Required Consents shall have been obtained.

         7.5. RECAPITALIZATION AGREEMENT. New Two Logan GP and New Two Logan LP shall have duly executed and delivered an agreement pursuant to which they assume the obligations of Two Logan Co., Inc. and TLS Equity Associates-II under the Recapitalization Agreement with respect to the period from and after the Closing. Nothing in this Section 7.5 shall be deemed or construed to limit the Contributors' representations and warranties in Section 5.31.

         7.6. ONE COMMERCE SQUARE. If required by Section 5.4 of the Contributors Disclosure Schedule, the Operating Partnership shall have assumed the obligations for the lease for the 35th floor at the property located at One Commerce Square, Philadelphia, Pennsylvania ("One Commerce Square") in accordance with the provisions set forth in Section 5.4 of the Contributors Disclosure Schedule and Section 12.12 of this Agreement.

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                                  ARTICLE VIII
                             CONDITIONS PRECEDENT TO
             THE OPERATING PARTNERSHIP'S AND THE REIT'S OBLIGATIONS

         The Operating Partnership's and the REIT's obligations to proceed to and conclude the Closing hereunder are conditioned on the satisfaction, at or before the time of Closing hereunder, of each of the following conditions (any one or more of which may be waived in whole or in part by the Operating Partnership or the REIT, at the Operating Partnership's or the REIT's option):

         8.1. ACCURACY OF REPRESENTATIONS. All of the representations and warranties of the Contributors contained in this Agreement shall have been true and correct when made. In addition, all of the representations and warranties of the Contributors contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date. To evidence the foregoing, there shall be delivered to the Operating Partnership and the REIT at Closing a certificate to that effect, dated the Closing Date, which certificate shall have the effect of a representation and warranty of each Contributor made on and as of the Closing Date.

         8.2. PERFORMANCE. Each Contributor shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement or any of the Contributors Closing Documents to be performed, observed and complied with on its part prior to or as of Closing hereunder. To evidence the foregoing, there shall be delivered to the Operating Partnership and the REIT at Closing a certificate from each Contributor to that effect, dated the Closing Date.

         8.3. DOCUMENTS AND DELIVERIES. All instruments and documents in Section
9.2 hereof shall be delivered to the Operating Partnership and the REIT.

         8.4. REQUIRED CONSENTS. The Required Consents shall have been obtained.

         8.5. ESTOPPEL CERTIFICATES. Contributors shall have delivered to the Operating Partnership either (i) tenant estoppel certificates (on the form attached hereto as Exhibit E) (collectively, "Estoppel Certificates"; provided, however, that if and to the extent a tenant is not required to provide an estoppel with respect to the matters set forth on the form attached hereto as Exhibit E under the terms of its lease, then Contributors shall request that the tenant nevertheless execute an estoppel in the form attached hereto as Exhibit E and shall use commercially reasonable efforts to obtain such executed estoppel, but the final executed Estoppel Certificates need only contain the matters set forth on Exhibit E to the extent the tenant is required to provide an estoppel with respect to such matters under the terms of its lease), dated not more than forty-five (45) days prior to the Closing Date and containing no material qualifications and/or modifications to the statements set forth in the form of estoppel sent to the applicable tenant from (A) each of the tenants identified on Schedule 8.5 and (B) the remaining tenants at the Properties (taken as a whole), such that Estoppels Certificates are received from an aggregate of at least seventy-five percent (75%) of the leased rentable square footage of the Properties (taken as a whole) (the "Estoppel Threshold"); or (ii) a combination of Estoppel Certificates and Contributor's Certificates (with respect to the information contained in the Estoppel Certificates) with respect to tenants leasing at least the Estoppel Threshold; provided, however, Contributors shall not have the right to provide a Contributor's Certificate for more than five (5) of the tenants listed on Schedule 8.5. Contributors shall be responsible for obtaining the Estoppel Certificates. Notwithstanding the foregoing, if after the closing Contributors are able to obtain an Estoppel Certificate from a tenant with respect to which a Contributor's Certificate was previously delivered, such Estoppel Certificate shall replace the Contributor's Certificate previously delivered with respect to such tenant (and such Contributor's Certificate previously delivered shall be null and void).

         8.6. NEW TWO LOGAN TRANSFERS. The New Two Logan Transfers shall have been completed.

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

         8.7. COMPLIANCE WITH RULE 3-14 OF REGULATION S-X. The Contributors shall have delivered to the Operating Partnership or to the Operating Partnership's auditors, as applicable, ten (10) Business Days prior to the Closing Date, (i) Financial Statements and Operating Statements that fulfill the requirement of Rule 3-14 of Regulation S-X, (ii) a corresponding management representation letter, and (iii) the agreement of the accountant that prepared the Financial Statements and Operating Statements to be named as an expert in filings by the REIT and the Operating Partnership with the Securities and Exchange Commission (collectively, the "S-X Materials").

         8.8. CONDITION OF IMPROVEMENTS. Subject to ongoing construction as permitted hereunder, the improvements situated on the Properties and Personalty (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear and immaterial damage excepted. None of the Contributors, TRCLP, any of TRCLP's Subsidiaries or any of their respective Affiliates shall have removed or caused or permitted to be removed any material part or portion of the improvements on the Properties or Personalty without the Operating Partnership's prior written consent unless the same is replaced, prior to Closing, with a similar item of at least equal suitability, quality and value, free and clear of any Lien.

         8.9. NO ADDITIONAL PROCEEDINGS; TENANT DEFAULTS. Except for matters as to which the Operating Partnership was given written notice by the Contributors prior to the date hereof, on the Closing Date, there shall be no (a) litigation pending or threatened in writing (i) seeking to enjoin the consummation of the transactions contemplated by this Agreement, (ii) seeking to recover title to any Property, or any part thereof or any interest therein, (iii) seeking to enjoin the violation of any Law applicable to any Property, or (iv) claiming defaults or other liability of the Contributors, TRCLP and/or TRCLP's Subsidiaries under Leases by tenants leasing ten percent (10%) or more of the rentable square feet of the Properties, in the aggregate or (b) monetary delinquencies or defaults in excess of forty-five (45) days or other material default under Leases by tenants leasing ten percent (10%) or more of the rentable square feet of the Properties, in the aggregate or (c) bankruptcy filings or similar petitions for relief by tenants leasing ten percent (10%) or more of the rentable square feet of the Properties, in the aggregate.

         8.10. RECAPITALIZATION AGREEMENT. New Two Logan GP and New Two Logan LP shall have duly executed and delivered an agreement pursuant to which they assume the Recapitalization Agreement.

                                   ARTICLE IX
                         CLOSING; DELIVERIES AT CLOSING

         9.1. DATE, TIME AND PLACE. The Closing will take place at 10:00 A.M. (Eastern time) on the later of (i) the date that is three (3) Business Days after all of the conditions set forth in Articles VII and VIII have been satisfied or waived, and (ii) the date that is ten (10) Business Days after the Contributors have delivered the S-X Materials to the Operating Partnership or the Operating Partnership's auditors, as the case may be, at the offices of TRCLP in Philadelphia, Pennsylvania (or at the offices of Contributors' counsel), or at such other time or place as all of the parties hereto may mutually agree in writing (such time and date, the "Closing Date"). Any party can set a Closing Date upon the satisfaction or waiver of the foregoing by sending written notice to the other parties.

         9.2. DELIVERIES BY CONTRIBUTOR. At the Closing, each Contributor shall deliver to the Operating Partnership the following (collectively, the "Contributors Closing Documents"):

                  (a) An Assignment in the form of Exhibit F, duly executed and acknowledged by each such Contributor, assigning to the Operating Partnership all of each such Contributor's right, title and interest in and to the Partnership Interests.

                  (b) A counterpart of the Tax Protection Agreement, duly executed by TRCALP.

                  (c) A counterpart of the Thirteenth Amendment, duly executed by TRCALP.

                  (d) To the extent necessary, a counterpart of the Fourteenth Amendment, duly executed by TRCALP.

                  (e) A counterpart of the Registration Rights Agreement, duly executed by such Contributor.

                  (f) The certificates to be delivered by such Contributor pursuant to Sections 8.1 and 8.2.

                  (g) Copies of the Estoppel Certificates or the Contributor Certificates required by Section 8.5.

                  (h) An opinion of Wolf, Block, Schorr and Solis Cohen LLP regarding transfer taxes relating to One Logan.

                  (i) The partnership agreement of the New Logan Transferee, duly executed by the appropriate designee of the Contributors.

                  (j) To the extent in the possession of the Contributors or their Affiliates (other than TRCLP and its Subsidiaries), originals of all Leases, original copies of all vehicle leases or certificates of title relating to the leases for the trucks referenced in Section 5.9 of the Contributors Disclosure Schedule, originals of all Contracts, and originals, to the extent in the possession of the Contributors or their Affiliates (other than TRCLP and its Subsidiaries), of all other records and files, including all tenant correspondence files and also including all bills and statements for all operating and other expenses of the Properties relating to the leasing, operation and maintenance of the Properties.

                  (k) Notices to tenants, in substantially the form of Exhibit K duly executed by TRCLP or the appropriate Subsidiary of TRCLP immediately prior to the Closing.

                  (l) Notices to contractors and other vendors under the Contracts, in substantially the form of Exhibit L duly executed by TRCLP or the appropriate Subsidiary of TRCLP immediately prior to the Closing.

                  (m) If and to the extent in the possession of the Contributors or their Affiliates (other than TRCLP and its Subsidiaries), originals or copies of all certificates of occupancy, licenses, permits, authorizations, consents and approvals issued by any Governmental Authority having jurisdiction over the applicable Property.

                  (n) Such owner's affidavits and other documents or certificates as the title insurer for the applicable Property shall reasonably require in order to issue, without extra charge, policies of title insurance free of any exceptions for unfiled mechanics' or materialmen's liens for work performed prior to Closing.

                  (o) Keys or combinations to all locks at the Property in the possession of the Contributors or their Affiliates (other than TRCLP and its Subsidiaries).

                  (p) Documentation confirming and evidencing the following matters: that each Contributor is duly formed, validly existing and in good standing under the laws of the state of its formation; that such Contributor has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by such Contributor hereunder have been duly authorized by all necessary action on the part of such Contributor; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of such Contributor have the legal power, right and authority to bind such Contributor under the terms and conditions stated herein.

                  (q) Any guarantee(s) that TRCALP has committed itself to provide in respect of Incurred Indebtedness, as more completely set forth in the Tax Protection Agreement.

         9.3. DELIVERIES BY THE OPERATING PARTNERSHIP AND THE REIT. At Closing, the Operating Partnership and the REIT shall deliver to the Contributors the following (collectively, the "Operating Partnership Closing Documents"):

                  (a) Wire transfers of immediately available federal funds of the TRCALP Cash Consideration, the Alternate Cash Consideration (if any), the TRC-GP Cash Consideration and the LB Cash Consideration paid to the Contributors in accordance with Section 2.2(a).

                  (b) The OP Units and Preferred OP Units, duly issued in the names of each Contributor in accordance with Section 2.2.

                  (c) A counterpart of the Tax Protection Agreement, duly executed by the Operating Partnership and the REIT.

                  (d) A counterpart of the Registration Rights Agreement, duly executed by the REIT and the Operating Partnership.

                  (e) The certificates required to be delivered by the Operating Partnership and the REIT pursuant to Sections 7.1 and 7.2.

                  (f) A counterpart of the Thirteenth Amendment, duly executed by the REIT.

                  (g) To the extent necessary, a counterpart of the Fourteenth Amendment, duly executed by the REIT.

                  (h) The partnership agreement of the New Logan Transferee, duly executed by the appropriate designee of the Operating Partnership.

                  (i) Documentation confirming and evidencing the following matters: that the Operating Partnership is a limited partnership, duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; that the Operating Partnership has the power and authority to execute and deliver this Agreement and perform its obligations hereunder; that the execution, delivery and performance of this Agreement and of all instruments to be executed and delivered by the Operating Partnership hereunder have been duly authorized by all necessary action on the part of the Operating Partnership; and that the individuals executing this Agreement and the other documents and instruments referenced herein or otherwise executed and delivered in connection herewith on behalf of the Operating Partnership have the legal power, right and authority to bind the Operating Partnership under the terms and conditions stated herein.

                                   ARTICLE X
                       DAMAGE OR DESTRUCTION; CONDEMNATION

         10.1. DAMAGE OR DESTRUCTION. If at any time prior to the Closing Date all or any material portion of one or more Properties is destroyed or damaged as a result of fire or any other casualty and the cost of restoring such damage exceeds or is reasonably anticipated to exceed Twenty-Five Million Dollars ($25,000,000) (with respect to any given Property) or Sixty Million Dollars ($60,000,000) (with respect to all of the Properties), then, at the option of the Operating Partnership, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except under such provisions which shall expressly survive a termination of this Agreement, and the Escrow Funds shall be returned to the Operating Partnership, together with all interest earned thereon. The Contributors shall give the Operating Partnership prompt written notice of any casualty. The election to terminate provided for hereby must be exercised by the Operating Partnership (or will be deemed to have been waived) by written notice to the Contributors to that effect, which notice is received by the Contributors on or before the tenth
(10th) day following the Operating Partnership's receipt of written notice of a casualty permitting termination hereunder. If the Operating Partnership shall not elect so to terminate, the Contributors will be relieved of their duty to convey title to the portion so damaged or destroyed, but the Operating Partnership will be entitled to receive all insurance proceeds of any such casualty (plus an amount, payable by the Contributors to the Operating Partnership at Closing, equal to any deductible(s) in the insurance policies and any other uninsured amounts), provided the Operating Partnership takes title hereunder, and in that event the Contributors will take at Closing all action necessary to assign their interest in any such proceeds to the Operating Partnership.

         10.2. CONDEMNATION. Any Material Taking or the initiation by a Governmental Authority of legal proceedings which, if successfully prosecuted would result in a Material Taking between the date of this Agreement and the Closing Date will, at the election of the Operating Partnership, cause a termination of this Agreement. The election to terminate provided for hereby must be exercised by the Operating Partnership (or will be deemed to have been waived) by written notice to the Contributors to that effect, which notice is received by the Contributors on or before the tenth (10th) day following the Operating Partnership's receipt of written notice of the Material Taking or such initiation of actions and in the event of any such termination, this Agreement shall terminate and shall be canceled with no further liability of any party to any other, except under such provisions which shall expressly survive a termination of this Agreement, and the Escrow Funds shall be returned to the Operating Partnership, together with all interest earned thereon. If the Operating Partnership shall not elect so to terminate, the Contributors will be relieved of their duty to convey title to the portion so taken or condemned, but the Operating Partnership will be entitled to receive all proceeds of any such taking or condemnation provided the Operating Partnership takes title hereunder, and in that event the Contributors will take at Closing all action necessary to assign their interest in any such award to the Operating Partnership. The Contributors shall give the Operating Partnership prompt written notice of any taking that is threatened in writing.

                                   ARTICLE XI
                            APPORTIONMENTS; EXPENSES

         11.1. APPORTIONMENTS GENERALLY. Except as otherwise specifically provided herein, all expenses, charges and other obligations relating to the operation of the Properties (including, without limitation, real estate taxes, expenses, charges and other obligations and revenues and benefits under the Leases, the Contracts and the Mortgage Loans) shall be pro rated between the Operating Partnership and the Contributors on a per diem basis as of 11:59 P.M. on the day immediately preceding the Closing Date (the "Pro Ration Date"). For purposes of the pro rations contained in this Article XI, the Operating Partnership shall be deemed to be the owner of the Partnership Interests for the entire Closing Date. Whether amounts are allocable for the above purposes for the period before or after Closing shall be determined in accordance with generally accepted accounting principles using the accrual method with the Contributors being responsible for all expenses (and accruing all benefits) prior to the Closing Date and Operating Partnership being responsible for all expenses (and accruing all benefits) from and after the Closing Date. In furtherance of the foregoing: (1) any bills, invoices or other payments that are apportionable hereunder and that are received by any Contributor or the Operating Partnership following Closing or otherwise become due following Closing, shall in the first instance be paid by the Operating Partnership, and upon evidence of the payment thereof, the Contributors shall reimburse the Operating Partnership their apportioned share thereof in accordance with the provisions of this Article XI, and (2) any bills, invoices or other payments that relate to periods prior to Closing and are received by any Contributor or the Operating Partnership following Closing or otherwise become due following Closing, shall be sent to the Contributors and shall be paid for by the Contributors when due. To the extent possible, the parties shall undertake to have services and contracts effectively terminated on the Pro Ration Date in order to avoid (to the extent practicable) post-Closing prorations of such items. Except as stated in this Agreement, the Contributors will cause TRCLP, its Subsidiaries and Two Logan LP to wire all cash reserves, escrows and other cash accounts (but not the security deposits) out of TRCLP, its Subsidiaries and Two Logan LP prior to the Closing Date.

         11.2. TAXES. All ad valorem real estate taxes, charges and assessments shall be pro-rated and apportioned on a per diem basis as of 11:59 P.M. on the Pro Ration Date, apportioned on the basis of the fiscal year of the authority or other person levying the same. If any of the same have not been finally assessed, as of the Closing Date, for the current fiscal year of the taxing authority or other person assessing or charging the same, then the same shall be adjusted appropriately at Closing based upon the most recently issued bills therefor (assuming that it is paid in an amount reduced by any offered discounts), and shall be readjusted immediately when and if final bills are issued. To the extent there are any interest or penalties associated with the payment of any taxes, such interest and penalties shall be allocated to the party who is responsible for the payment of the tax generating such interest or penalty.

         11.3. UTILITIES. Charges for water, electricity, sewer rental, gas, telephone and all other utilities shall be pro rated on a per diem basis as of 11:59 P.M. on the Pro Ration Date, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then if possible and as an attempt to effectively allocate and apportion charges for such service, the Contributors shall attempt to obtain a reading of each such meter on the Closing Date and determine the usage of such service as of 11:59 on the Pro Ration Date and the Contributors shall pay all charges thereunder through the date of the meter readings. If there is no such meter or if a reading is not taken as of the Pro Ration Date, or if the bills for any of the foregoing have not been issued prior to the date of the Closing, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. At the Closing, the Contributors and the Operating Partnership shall cause the return to the Contributors of any deposits to utility companies previously made by the Contributors or TRCLP (all of which deposits shall become the property of the Contributors). If such deposits cannot be returned at Closing, the Contributors shall receive a credit for such at Closing and the deposits will thereafter become the property of the Operating Partnership.

         11.4. RENTS AND LEASES.

                  (a) All rents and other charges collected under Leases shall be deemed to be applied first to the periods to which rents are currently due from and after the Closing and thereafter, so long as all such obligations of the applicable tenant have been paid in full to date with respect to such post-Closing period, to satisfy rental obligations arising from periods prior to the Closing. Rents and other charges shall be apportioned as follows:

                           (i) The Operating Partnership shall receive a credit
at Closing for all rents and other charges actually collected prior to Closing to the extent relating to any period after Closing.

                           (ii) With respect to rents and other charges
uncollected as of Closing and owed by occupants of the Properties at Closing for any period prior to Closing (a complete list of which shall be delivered by the Contributors to the Operating Partnership at Closing), the Contributors shall be reimbursed by the Operating Partnership following the Operating Partnership's actual collection of such rents and charges, to the extent they are available in accordance with the provisions hereof, as follows: the Operating Partnership shall use its commercially reasonable efforts to promptly collect such rents and charges, and all amounts collected by the Operating Partnership, net of reasonable related third-party out of pocket costs of collection (excluding "overhead expenses"), shall be paid to the Contributors within ten (10) days following the month of collection until the entire amount of such uncollected rents and charges shall have been paid. If the Operating Partnership is unable to collect any portion of such rents and charges due or on account of the period prior to the Closing within ninety (90) days following Closing, the Operating Partnership shall cause to be assigned to the Contributors all such rents and charges, after which the Contributors may pursue any remedies to collect the same, other than the eviction of such Tenant, and retain any amounts so collected.

                  (b) The Contributors and the Operating Partnership acknowledge and agree that certain additional rents are collected on an estimated basis and are attributable to, among other things, percentage rents, expense escalation reimbursements, operating expense pass-throughs and/or common area maintenance reimbursements. The parties further agree to account for any difference in the amounts actually collected as compared to the actual expenses associated therewith to the applicable party at such time as the actual expenses are determined and reconciled against actual prior payments, but effective as of 11:59 P.M. on the Pro Ration Date.

         11.5. TENANT INDUCEMENT COSTS, LEASING COMMISSIONS AND CAPITAL EXPENDITURES. Except as set forth in Section II of Schedule 11.5, the Contributors are responsible for all Tenant Inducement Costs and leasing commissions with respect to Leases existing on the date hereof and the pre-closing Leases set forth on Schedule 12.3 other than any such Tenant Inducement Costs or leasing commissions relating to events of existing Leases and such pre-Closing Leases (i.e., the exercise of renewals, expansions, etc.) occurring from and after the date hereof. Section I of Schedule 11.5 sets forth such Tenant Inducement Costs and leasing commissions for which the Contributors are responsible, which Schedule 11.5 shall be updated prior to the Closing to reflect amounts paid prior to Closing and unpaid amounts as of the Closing shall be offset against the Contribution Price. The Operating Partnership will be responsible (and, if applicable, shall reimburse the Contributors for amounts paid by Contributors in respect thereof) for all other Tenant Inducement Costs and leasing commissions (including (i) those set forth in Section II of Schedule 11.5, (ii) subject to Section 12.9, for any new Leases (other than the pre-closing Leases set forth on Schedule 12.3) and (iii) leasing commissions payable to Persons who are not affiliated with any of the Contributors in connection with the exercise by existing tenants of renewal and expansion rights after the date hereof). Notwithstanding anything to the contrary contained in this Section 11.5, neither the Operating Partnership, on the one hand, nor any of TRCLP, the Contributors and their Affiliates, on the other, shall be obligated to reimburse the other party(ies) for any free rent, whether relating to an existing Lease, any new Lease or the exercise of any renewal right or expansion right. The Contributors are responsible for all capital expenditures, relating to TRCLP, its Subsidiaries and the Properties set forth on Section I of
Schedule 11.5 (which unpaid amounts as of the Closing shall be offset against the Contribution Price). The Operating Partnership shall be responsible for all other capital expenditures relating to TRCLP, its Subsidiaries and the Properties (and the Operating Partnership shall reimburse the Contributors for any amounts so paid by the Contributors). As of the Closing, the Contributors will update Schedule 11.5 to reflect any such amounts paid prior to Closing.

         11.6. MORTGAGE LOANS. Interest, costs, expenses and credits related to Mortgage Loans will be adjusted and apportioned between the Contributors and the Operating Partnership in accordance with the following: (1) prepaid interest will be credited to the Contributors and accrued, but unpaid interest will be credited to the Operating Partnership with both to be apportioned as of the Pro Ration Date; and (2) the Contributors will be credited with the amounts (including accrued interest) of any escrow and other sums on deposit with a lender under a Mortgage Loan (including any escrow reserves) and such escrow amounts and other sums shall remain on deposit with such lenders in accordance with the Loan Documents.

                                   ARTICLE XII
                                    COVENANTS

         12.1. ASSIGNABILITY. The Operating Partnership shall not assign or transfer any portion or all of its rights or obligations under this Agreement to any other individual, entity or other person without the express written consent thereto in writing by the Contributors. Notwithstanding the foregoing, the Operating Partnership shall have the right, without the Contributors' prior written consent, to assign this Agreement (or any part hereof) to a wholly-owned (direct or indirect) Subsidiary of the Operating Partnership, provided that in all cases that the Contributors first receive written notice of the assignment and that the assignee thereunder has thereupon agreed to assume the applicable obligations of the Operating Partnership under this Agreement. Upon any assignment permitted as aforesaid or any other assignment expressly consented to in writing by the Contributors, such assignee shall be deemed to be the "Operating Partnership" hereunder for all purposes hereof and have all the rights and obligations of the Operating Partnership hereunder, provided that, and notwithstanding any such assignment, the presently identified and named Operating Partnership hereunder shall in any case remain fully and primarily responsible and obligated for all obligations, responsibilities and other undertakings of any such successor under this Agreement and the Operating Partnership shall remain a party to this Agreement for the purposes of issuing the OP Units and the Preferred OP Units to Contributors in accordance with the terms of this Agreement.

         12.2. ACCESS. Between the date hereof and the Closing Date, each Contributor shall provide the Operating Partnership, the REIT, any of their Affiliates and its and their Affiliates' respective officers, directors, employees, agents, accountants, auditors and advisors with reasonable access, upon reasonable prior notice and during normal business hours, to the Properties, and related books and records, subject to any applicable Laws, including any U.S. antitrust Law, non-U.S. competition Law or other similar Law, provided that the Operating Partnership and the REIT shall be fully responsible for any damage caused by any such persons during any such visit or inspection.

         12.3. LEASE. The Contributors shall use their reasonable efforts to cause TRCLP or an Affiliate of TRCLP on or prior to the Closing Date to (i) enter into a lease as specified and on the terms set forth on Schedule 12.3 and
(ii) cause all conditions precedent to the Tenant's obligations under such lease to be satisfied or waived by the tenant. If such lease has not been so executed or such conditions precedent have not been satisfied prior to the Closing Date, no party shall be relieved of its obligation to consummate the transactions contemplated hereby, but the parties hereto shall agree upon an equitable adjustment to the Contribution Consideration.

         12.4. ADDITIONAL LIABILITIES. Between the date hereof and the Closing Date, other than liabilities incurred (x) pursuant to the terms of existing agreements or obligations of TRCLP and its Subsidiaries (but only to the extent that if such agreements or obligations are required to be disclosed hereunder, they have been so disclosed) or (y) after the pro rations set forth in Article XI, would not result in an aggregate liability or obligation of TRCLP or its Subsidiaries after the Closing Date of One Hundred Thousand Dollars ($100,000) or greater, the Contributors shall cause TRCLP and its Subsidiaries not to incur any liability without the prior written consent of the Operating Partnership (such consent not to be unreasonably withheld or delayed).

         12.5. MANAGEMENT CONTRACTS. Except as provided in Section 12.8, the Contributors agree to cause the Management Agreements and other agreements providing for the performance of any improvement work for a tenant leasing space at any of the Properties, capital improvements at any of the Properties, construction management, property management and/or leasing services with respect to any of the Properties or the payment of any leasing commissions with respect to any of the Leases, in each case, between TRCLP and/or its Subsidiaries, on the one hand, and one or more Affiliates of TRCLP and/or the Contributors, on the other hand, to be terminated at Closing without any liability to TRCLP or its Subsidiaries for any payment after the Closing.

         12.6. PROPERTY MANAGEMENT AND OPERATIONS. Subject to the provisions of
Article X above, between the date of execution of this Agreement and the Closing Date, the Contributors shall (or shall cause TRCLP and its Subsidiaries to) continue to operate and manage the Properties in a normal businesslike manner, consistent with prior practices, making all necessary and ordinary maintenance repairs resulting from the breakdown or improper functioning of a particular item or system which is required to keep the Properties in substantially the same condition as at the date hereof, including ordering and maintaining on hand in a normal business like manner, consistent with past practices, sufficient materials, supplies, fuel and other personal property necessary for the efficient operation and management of the Properties through the Closing Date; provided that the Contributors shall not be obligated to perform any capital improvements to any part of the Properties except as required by Law and/or by the Loan Documents relating to any Mortgage Loan. The Contributors shall (or shall cause TRCLP and its Subsidiaries to) maintain its existing rent loss, hazard and liability insurance on the Properties until the Closing Date.

         12.7. EMPLOYEE MATTERS.

                  (a) The Operating Partnership shall offer employment as of the Closing Date to each of the individuals set forth on Schedule 12.7(a) (the "Property Employees") on terms and conditions, including without limitation, salary and bonus, that are identical to those applicable to such employee immediately prior to the Closing Date and the benefits available to similarly situated employees of the Operating Partnership or its Affiliates. The Operating Partnership shall continue such salary, benefits and bonuses of the Property Employees for a period of one (1) year from the Closing Date, unless such Property Employee is terminated for cause. Any Property Employee that is terminated without cause during such one (1) year period shall be entitled to continued salary, bonus and benefits pursuant to this Section 12.7(a) until the end of the one (1) year period notwithstanding such termination without cause. The Operating Partnership shall take all actions necessary so that the Property Employees who accept the Operating Partnership's offer of employment will receive credit for eligibility, benefit accrual and vesting purposes but, except as otherwise provided herein, not for the accrual of retirement benefits under a defined benefit plan, for their periods of service with the Property Employee's current employer and its Affiliates.

                  (b) The Operating Partnership agrees that it shall interview each of the individuals set forth on Schedule 12.7(b) (the "Corporate Employees") with the goal of offering each such Corporate Employee a position with the Operating Partnership or its Affiliates reasonably comparable to the position such Corporate Employee currently holds with the Contributors or their Affiliates. The Operating Partnership shall act in good faith taking into account the staffing needs of the Operating Partnership and its Affiliates and the qualifications of the applicable Corporate Employee to offer each of the Corporate Employees employment with the Operating Partnership or its Affiliates. The Operating Partnership shall use reasonable efforts to complete such interviews and make the offers contemplated by this Section 12.7(b) no later than ten (10) days prior to the Closing and, at such time, shall provide a written notice to the Contributors identifying the Corporate Employees that have received offers of employment. Offers, if made, shall include compensation in line with similar positions of the Operating Partnership. Notwithstanding the foregoing, no legal obligation shall be created on the Operating Partnership to hire any such Corporate Employees.

         12.8. LEASING COMMISSIONS TO TRCALP. The Operating Partnership agrees that it shall pay or cause to be paid any leasing commissions with respect to pending transactions as set forth on Schedule 12.9 that are consummated within ninety (90) days of the Closing. Payment to TRCALP of such leasing commissions shall be determined based on the formula set forth in Schedule 12.9 and paid within fifteen (15) days of the execution of the applicable Lease.

         12.9. PRE-APPROVED LEASES. Other than the prospective Leases set forth on Schedule 12.3 (the "Pre-Approved Leases"), the Contributors shall cause TRCLP and its Subsidiaries not to enter into any Leases including Leases listed on
Schedule 12.9 (which shall include any Pre-Approved Leases to the extent that the terms of such Lease are materially different from the terms set forth on
Schedule 11.5 or Schedule 12.3) without the prior written consent of the Operating Partnership (such consent not to be unreasonably withheld or delayed).

         12.10. FINANCIAL STATEMENTS. The Contributors shall use their reasonable efforts to cause the S-X Materials to be prepared and delivered to the Operating Partnership on or before September 10, 2004.

         12.11. CLOSING OF BOOKS. The parties agree that the Operating Partnership shall, on the Closing Date, cause TRCLP and any entity directly or indirectly owned by TRCLP, including, but not limited to, Two Logan Square Associates, to close its books for federal income tax purposes as a result of the closing of the transactions provided for herein.

         12.12. ONE COMMERCE SQUARE LEASE. If required by Section 5.4 of the Contributors Disclosure Schedule, the Operating Partnership shall assume effective as of January 1, 2005 through August 31, 2006 (provided that the Operating Partnership shall be responsible with respect to actions taken by the Operating Partnership or TRCLP and its Subsidiaries from and after the Closing
Date), the lease for the 35th floor at One Commerce Square in accordance with the provisions set forth in Section 5.24 of the Contributors Disclosure Schedule. During the term of the remainder of such lease, the Operating Partnership shall have the use of the furniture and fixtures therein.

         12.13. NEW YORK STOCK EXCHANGE LISTING. The Operating Partnership shall cause the REIT to file a listing application with the New York Stock Exchange for the Common Shares that may be issued upon redemption of the OP Units within ten (10) days of date hereof and cause the REIT to have such Common Shares approved for listing on the New York Stock Exchange prior to the Closing.

         12.14. FURTHER ASSURANCES. In addition to the obligations required to be performed hereunder by the Operating Partnership and the Contributors at Closing, but subject to any express limitations contained herein, the Operating Partnership and the Contributors agree to perform such other acts, and execute, acknowledge and deliver such other instruments, documents and other materials as the Operating Partnership and the Contributors may reasonably request of each other and as shall be necessary in order to effect consummation of the transactions contemplated by this Agreement.

         12.15. LEASE UP PROPERTIES. In the event that the Operating Partnership has elected to pay the Alternate Cash Consideration, the Operating Partnership covenants and agrees that, during the period from the date hereof to Lease Up Date, the Operating Partnership shall, on the first day of each month, deliver to TRCALP a current copy of the rent rolls for the Lease Up Properties which shall include a calculation of the percentage of rentable square footage that is then being occupied by tenants paying rent.

                                  ARTICLE XIII
                                     BROKERS

         13.1. BROKERS. Each party represents and warrants to the other that it has not made any agreement or taken any action which may cause any person to become entitled to a commission, fee or other compensation as a result of the transactions contemplated by this Agreement other than Lehman Brothers Inc. and Bear Stearns & Co. The Contributors shall be responsible for payment of any brokerage commission, fee or other compensation due to Lehman Brothers Inc. as a result of the transactions contemplated by this Agreement. The Operating Partnership shall be responsible for payment of brokerage commission, fee or other compensation due to Bear Stearns & Co. as a result of the transactions contemplated by this Agreement. The Contributors on the one hand and the Operating Partnership on the other hand will each indemnify and defend the other from any and all claims, actual or threatened, for any such fee, commission or other compensation by any third person with whom such party has had dealings in connection with the transactions contemplated by this Agreement. The provisions of this Section 13.1 shall survive the Closing and any termination of this Agreement. Notwithstanding the foregoing, any fees and costs due to Lehman Brothers Inc. or its Affiliates as a result of any financing or other arrangements between Lehman Brothers Inc. and its Affiliates and the Operating Partnership and its Affiliates shall be the responsibility of the Operating Partnership.

                                   ARTICLE XIV
                                   TERMINATION

         14.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) in writing by the mutual written consent of the Contributors, the Operating Partnership and the REIT;

                  (b) by the Operating Partnership, if there has been a material violation or breach by the Contributors of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the Operating Partnership or the REIT and, in any such case, has not been cured by the Contributors within ten days after written notice thereof from the Operating Partnership (and, in such event, the Operating Partnership shall, as its sole remedy therefor, have the option of (1) specifically enforcing this Agreement, or (2) terminating this Agreement; and in the latter event the Escrow Funds (including any Letter of Credit posted by the Operating Partnership) shall be returned to the Operating Partnership, the Contributors shall reimburse the Operating Partnership for the Operating Partnership's documented, third-party, out of pocket due diligence expenses incurred in connection with the transactions contemplated by this Agreement (such expenses not to exceed $150,000), and this Agreement shall terminate, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement);

                  (c) by the Contributors, if there has been a material violation or breach by the Operating Partnership of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the Contributors and, in any such case, has not been cured by the Operating Partnership within ten (10) days after written notice thereof by the Contributors (provided that the failure of the Operating Partnership or the REIT to deliver the Contribution Consideration pursuant to Section 2.2 at the Closing as required hereunder shall not be subject to cure hereunder unless otherwise agreed to in writing by the Contributors) and, in such event, the Contributors shall, as their sole remedy therefor, be paid and delivered the Escrow Funds (including the right to draw under any Letter of Credit posted by the Operating Partnership) as liquidated damages (and not as a penalty) for such breach as full, complete and final damages in respect thereof, whereupon this Agreement shall terminate, and no party shall have any further liability or obligation hereunder to any other, except under such provisions which shall expressly survive a termination of this Agreement);

                  (d) by either the Operating Partnership or the Contributors if the Closing has not occurred by October 22, 2004 (the "Outside Date"); provided that the Contributors shall have the option to extend the Outside Date on five
(5) days prior written notice to the Operating Partnership for two (2) consecutive thirty (30) day periods if the sole reason that the Closing has not occurred is due to the failure to satisfy any closing condition to be satisfied by the Contributors, and the Contributors reasonably believe that such closing conditions can be satisfied within such extension period; provided that, in each case, the terminating party is not in material breach of its obligations under this Agreement in a manner that shall have contributed to the occurrence or failure of the Closing to occur; and provided further that if the Closing does not occur because of a failure to obtain the consent from the lender for the mortgage on the property held by Valley Creek, then the Contributors shall reimburse the Operating Partnership for the Operating Partnership's documented out-of-pocket due diligence expenses incurred in connection with this Agreement (such expenses not to exceed One Hundred Fifty Thousand Dollars ($150,000)).

                  (e) by the Contributors or the Operating Partnership, if a Governmental Entity shall have issued a judgment, decree or order or taken any other action which restrains or otherwise prohibits the transactions contemplated by this Agreement.

                  (f) by the Operating Partnership, if an adverse condition, matter or defect is reported on a title report or property survey obtained by the Operating Partnership after the date of this Agreement which is material to any of the Properties and has not been previously disclosed to the Operating Partnership by the Contributors or in a title report or Survey provided to the Operating Partnership as of the date of this Agreement; provided that such adverse condition, matter or defect is not cured by the Contributors within thirty (30) days after written notice thereof by the Operating Partnership (such notice to be provided no later than three (3) Business Days after the Operating Partnership discovers such adverse condition, matter or defect or by the Closing Date if discovered within three (3) Business Days of the Closing Date); and provided further that the Contributors shall have the option of extending the Outside Date (for a period not to exceed thirty (30) days from the date of the Contributors' receipt of the last such notice) at any time prior to the Closing Date in order to cure such adverse condition, matter or defect. In the event of a termination pursuant to this Section 14.1(f), the Contributors shall reimburse the Operating Partnership for the Operating Partnership's documented out-of-pocket due diligence expenses incurred in connection with this Agreement (such expenses not to exceed One Hundred Fifty Thousand Dollars ($150,000)). Notwithstanding anything contained herein to the contrary, if the adverse condition, matter or defect reflected on the title report or property survey obtained by the Operating Partnership is a monetary lien, the Contributors shall either pay-off such monetary lien or post a bond in favor of the Operating Partnership sufficient to cover the costs of such monetary lien and the Operating Partnership shall not be entitled to terminate the Agreement or be reimbursed for its expenses pursuant to this Section 14.1(f), unless the Contributors default on their obligations under this sentence in which case the Operating Partnership's rights of termination shall be governed by Section 14.1(b).

         14.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than Article III, this Section 14.2 and the Confidentiality Agreement, or any other provision which expressly survives a termination of this Agreement all of which shall survive the termination of this Agreement).

                                   ARTICLE XV
                                    INDEMNITY

         15.1. SURVIVAL. The representations, warranties and covenants in this Agreement shall survive the Closing for a period of 12 (twelve) months following the Closing Date, provided, however, that the representations and warranties made by the Contributors, the Operating Partnership and the REIT contained in Sections 5.1, 5.2, 5.3, 5.5, 5.10, 5.12, 5.13, 5.18(c), 5.30, 5.31, 5.32, 6.1,
6.2, 6.5, 6.9, 6.10, 6.11 and 6.12 shall remain in force indefinitely, and the representations and warranties contained in Section 5.18 (other than Section 5.18(c)) shall survive and not terminate until sixty (60) days following the expiration of the statute of limitations applicable to the matters covered thereby. No claim for indemnification hereunder for breach of any such representations or warranties may be made after the expiration of the survival period applicable to such claims; provided, that any claim for indemnification for which written notice has been given pursuant to Section 16.1 below within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period.

         15.2. INDEMNIFICATION BY CONTRIBUTORS FOR THE BENEFIT OF OPERATING PARTNERSHIP.

                  (a) TRC-GP and TRCALP shall, jointly and severally, and LB, severally but not jointly with the other Contributors, shall indemnify the Operating Partnership and the REIT, their Affiliates and their successors and assigns and their respective officers, trustees, directors, employees, agents and representatives (the "REIT Indemnified Parties") and save and hold each of them harmless from and against any claim, loss, liability, damage, cost or expense (including, but not limited to reasonable attorneys' fees and expenses) (collectively, "Losses"), which any of them may suffer or sustain as a result of or in connection with: (i) any breach by such Contributor of any representation or warranty made by it in this Agreement and (ii) any non-fulfillment or breach of any covenant, agreement or other provision set forth in this Agreement by such Contributor; provided, however, that, with respect to clause (i) above, (A) no Contributor shall have any liability under this Section 15.2(a) unless the aggregate of all Losses relating thereto for which all of the Contributors would, but for this proviso, in the aggregate be liable exceeds on a cumulative basis an amount equal to One Million Five Hundred Thousand Dollars ($1,500,000) (the "Threshold"), and then to the extent of all of such Losses (i.e., from the first dollar of such Losses); and (B) the Contributors' aggregate liability under this Section 15.2 shall in no event exceed Ten Million Five Hundred Thousand Dollars ($10,500,000) (the "Cap"). Notwithstanding the foregoing, the Cap shall not apply to the failure to deliver the Partnership Interests in accordance with this Agreement, (1) the representations and warranties in Sections 5.11, 5.16, 5.18, (2) liabilities related to a Defaulted Contract which default has not been disclosed to the Operating Partnership on or prior to the Closing Date and (3) the obligations of TRC-GP and TRCALP pursuant to Section 15.2(b) below.

                  (b) TRC-GP and TRCALP shall also, jointly and severally, indemnify the REIT Indemnified Parties and save and hold each of them harmless from and against any Losses, which any of them may suffer or sustain as a result of or in connection with (i) any breach or default under the Recapitalization Agreement prior to the Closing, (ii) the Specified Company, (iii) the representations and warranties in Sections 5.3, 5.5, 5.13, 5.30, 5.31 and 5.32,
(iv) the Excluded Assets, (v) any litigation, claim or proceeding against TRCLP, its Subsidiaries or Two Logan LP which relate to personal injury, property damage or employee matters and which relate to the period prior to the Closing Date, and (vi) the mortgage loan with respect to the property known as Pinnacle Tower located in Tyson's Corner, Virginia.

                  (c) To secure its obligations hereunder after Closing, including without limitation its obligations under any Contributors' Certificate delivered pursuant to Section 8.5, TRCALP agrees to maintain a net worth of at least Five Million Dollars ($5,000,000), in the aggregate, until the date which is eighteen (18) months after the Closing Date.

         15.3. INDEMNIFICATION BY OPERATING PARTNERSHIP FOR THE BENEFIT OF CONTRIBUTORS. The Operating Partnership shall indemnify each Contributor, its Affiliates and its successors and assigns and their respective officers, directors, employees, agents and representatives (the "Contributor Indemnified Parties") and save and hold each of them harmless (in their capacity under this Agreement and not as a Unitholder in the Operating Partnership) from and against any Losses, which any of them may suffer or sustain as a result of or in connection with: (i) any breach by the Operating Partnership of any representation or warranty made by either of them in this Agreement, (ii) any non-fulfillment or breach of any covenant, agreement or other provision set forth in this Agreement by the Operating Partnership or the REIT, (iii) the operation of TRCLP and its Subsidiaries from and after the Closing, and (iv) any Third Party Claim in respect of the operation of the Two Logan Transferee or violation of the Recapitalization Agreement, in each case after the Closing; provided that, with respect to clause (i) above, (A) the Operating Partnership shall not have any liability under this Section 15.3 unless the aggregate of all Losses relating thereto for which the Operating Partnership would, but for this proviso, in the aggregate be liable exceeds on a cumulative basis an amount equal the Threshold, and then to the extent of all of such Losses; and (B) the Operating Partnership's total liability under this Section 15.3 shall in no event exceed the Cap; provided that the Cap shall not apply to (x) the failure to deliver any or all of the Contribution Consideration in accordance with this Agreement and (y) the representations and warranties in Sections 6.8, 6.9 and 6.10.

         15.4. LIMITATION IN LIABILITY. The indemnification provisions of this
Article XV shall be the exclusive remedy following the Closing with respect to
(x) the breach or failure to be true of any representations or warranties and
(y) the failure of a party hereto to perform or observe any term, provision or covenant in this Agreement. Notwithstanding any other provisions in this Agreement, no party hereto shall be responsible to any other party hereto or be liable for consequential, incidental, punitive or indirect damages arising from any of the transactions contemplated by this Agreement.

         15.5. NOTIFICATION OF CLAIMS.

                  (a) A Person that may be entitled to be indemnified under this Agreement (the "Indemnified Party"), shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article XV except to the extent the Indemnifying Party is prejudiced by such failure, except that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable period specified in Section 15.1 for giving written notice.

                  (b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 15.1, the Indemnifying Party shall have the right, but not the obligation, to assume the defense and control of any Third Party Claim and the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim with its own counsel and at its own expense. Each Contributor, the Operating Partnership or the REIT, as the case may be, shall, and shall cause each of its Affiliates to cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. In the event that the Indemnifying Party does not, within ten Business Days after notice of any Third Party Claim, assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim that does not require any admission of liability by the Indemnified Party without the consent of any Indemnified Party, provided that the Indemnifying Party shall (i) pay (up to the Cap, if applicable) or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or adversely affect the conduct of any Indemnified Party's business and (iii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of any Indemnified Party from all liability with respect to such Third Party Claim.

                  (c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 15.1 that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within 30 days following its receipt of such notice if the Indemnifying Party disputes its liability to the Indemnified Party under this
Article XV. If the Indemnifying Party does not so notify the Indemnified Party, the Indemnifying Party shall be deemed to have rejected the claim specified by the Indemnified Party in such notice. If the Indemnifying Party has rejected or is deemed to have rejected such claim as provided above, the Indemnifying Party and the Indemnified Party shall resolve such dispute in accordance with Section 17.14.

         15.6. CALCULATION OF INDEMNITY PAYMENTS. The amount of any loss for which indemnification is provided under this Article XV shall be net of any amounts recovered or recoverable by the Indemnified Party under insurance policies or other rights to indemnity with respect to such loss. The Indemnified Party shall seek recovery under such insurance policies or indemnification rights prior to seeking indemnification under this Article XV.

                                   ARTICLE XVI
                                     NOTICES

         16.1. NOTICES. All notices and other communications hereunder shall be in writing (whether or not a writing is expressly required hereby), and shall be deemed to have been given (1) if hand delivered or sent by facsimile transmission (with a confirmation copy immediately to follow by any of the other methods of delivery permitted herein) or by express United States mail or nationally-recognized, overnight delivery or courier service (which service provides a receipt of delivery), postage prepaid, then if and when delivered (or, if an attempt is made during ordinary business hours on a Business Day, when the first unsuccessful attempt is made to deliver) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (2) if mailed by First Class United States certified mail, return receipt requested, postage prepaid, then if and when delivered (or, if an attempt is made during ordinary business hours on a Business Day, when the first unsuccessful attempt is made to deliver) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby).

         16.2. NOTICE ADDRESSES. All notice and other communications hereunder shall be given to the respective parties at the below addressed (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby):

(a) If to Contributors:

                   c/o TRC Realty, Inc.-GP
                   4100 One Commerce Square
                   2005 Market Street
                   Philadelphia, Pennsylvania  19103-7041
                   Attention:       David B Rubenstein
                   Telephone:       (215) 563-3558
                   Facsimile:       (215) 563-4110
                   Email:           drubenstein@trclp.com

                   With a required copy to:

                   c/o TRC Realty, Inc.-GP
                   4100 One Commerce Square
                   2005 Market Street
                   Philadelphia, Pennsylvania  19103-7041
                   Attention:       Frank J. Ferro and R. Bruce Balderson, Jr.
                   Telephone:       (215) 563-3558
                   Facsimile:       (215) 563-4110
                   Email:           fferro@trclp.com and rbbalderson@trclp.com


(b)      If to the Operating Partnership:

                   Brandywine Operating Partnership, L.P.
                   c/o Brandywine Realty Trust
                   401 Plymouth Road, Suite 500
                   Plymouth Meeting, PA  19462
                   Attention:       Gerard H. Sweeney, President and
                                    Chief Executive Officer
                   Facsimile:       (610) 832-4919
                   Telephone:       (610) 832-4901
                   E-mail:          jerry.sweeney@brandywinerealty.com

                   With a required copy to:

                   Brandywine Operating Partnership, L.P.
                   c/o Brandywine Realty Trust
                   401 Plymouth Road, Suite 500
                   Plymouth Meeting, PA  19462
                   Attention:       Brad A. Molotsky, Senior Vice President
                   Facsimile:       (610) 832-4928
                   Telephone:       (610) 832-4908
                   E-mail:          brad.molotsky@brandywinerealty.com

(c) If to Escrow Agent:

                   Fidelity National Title Insurance Company
                   1500 Walnut Street
                   Philadelphia, Pennsylvania  19102
                   Attention:      M. Gordon Daniels
                   Telephone:      (215) 875-4145
                   Facsimile:      (215) 732-2269
                   Email:          gdaniels@fnf.com

                                  ARTICLE XVII
                                  MISCELLANEOUS

         17.1. COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the date of the act, default or other event from which the designated period of time begins to run (for example, the "execution date of this Agreement") will not be included. The last day of the period so computed will be included unless it is not a Business Day, in which event the period runs until the end of the next following day which is a Business Day.

         17.2. TIME OF THE ESSENCE. All times, wherever specified herein, are of the essence of this Agreement.

         17.3. LIMITATION ON LB STATUS AS CONTRIBUTOR. LB shall only be deemed a Contributor under this Agreement for the limited purposes of contributing its Partnership Interest in TRCLP in exchange for the LB Cash Consideration, making the representations and warranties contained in Sections 5.1(c), 5.2, 5.4(a), 5.4(b), 5.4(c)(but only with respect the Partnership Interests held by LB), 5.5, 5.6, 5.10, 5.11, 5.13 and 5.33 about itself, satisfying the closing conditions as they relate to itself set forth in Sections 8.1 and 8.2, delivering the Assignment contemplated by Section 9.2(a) as it relates to its Partnership Interest and satisfying its obligations under Article XV. In no event shall LB be deemed to make any representation or warranty with respect to another Contributor, TRCLP, TRCLP's Subsidiaries, Two Logan LP or the Properties. For all other purposes of this Agreement, LB shall not be deemed to be a Contributor.

         17.4. WAIVER OF RESTRICTIONS ON ASSIGNMENT. Each Contributor hereby waives with respect to each other Contributor, any provision in the TRCLP Partnership Agreement restricting the transfer or assignment of the Partnership Interests.

         17.5. KNOWLEDGE.

                  (a) Contributor's Knowledge. Whenever this Agreement refers to the "knowledge" or the "actual knowledge" of a Contributor, it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of David B. Rubenstein, Frank J. Ferro, R. Bruce Balderson, Jr. and Jack Salmon.

                  (b) The Operating Partnership's Knowledge. Whenever this Agreement refers to the "knowledge" or the "actual knowledge" of the Operating Partnership or the REIT, it shall mean and be limited to the actual knowledge, without the requirement of any inquiry or investigation, of Gerard H. Sweeney, George S. Hasenecz, Brad A. Molotsky and Mark Magliente.

         17.6. GOVERNING LAWS; PARTIES AT INTEREST. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws rules or principles, and shall bind and inure to the benefit of the parties hereto and their respective heirs, administrators, personal representatives, successors and assigns.

         17.7. HEADINGS. The headings preceding the text of the Articles, Sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.



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

         17.8. WAIVER. Failure of any party hereto to exercise any right given hereunder, or to insist upon strict compliance with regard to any term, condition or covenant specified herein, shall not constitute a waiver by such party of its right to exercise such right or to demand strict compliance with any other term, condition or covenant under this Agreement.

         17.9. EXHIBITS AND SCHEDULES. All Exhibits and Schedules which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

         17.10. SEC FILINGS. The Contributors hereby acknowledge that each of the Operating Partnership and the REIT may file a copy of this Agreement (but not, except as required by law, the Schedules and Exhibits to this Agreement), the Registration Rights Agreement, the Tax Protection Agreement, the Thirteenth Amendment and the Fourteenth Amendment with the Securities and Exchange Commission as exhibits to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K.

         17.11. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which shall be deemed an original, but all of which shall constitute one Agreement binding on all parties.

         17.12. FACSIMILE SIGNATURES. In order to expedite the transaction contemplated herein, telecopied or other electronically transmitted signatures may be used in place of original signatures on this Agreement. All parties hereto intend to be bound by the signatures on the telecopied or other electronically transmitted document, are aware that other parties will rely on the telecopied or other electronically transmitted signatures, and hereby waive any and all defenses to the enforcement of the terms of this Agreement based on the form of signature.

         17.13. LIMITATION ON LIABILITY.

                  (a) Notwithstanding anything contained herein to the contrary, the Contributors acknowledge and agree that no partner of the Operating Partnership, no shareholder of the REIT, no trustee, director, holder of any beneficial interests, shareholder, officer or employee of the Operating Partnership or the REIT and no Affiliate of the REIT or the Operating Partnership (except an Affiliate to which this Agreement has been assigned in whole or in part) shall have any personal liability, directly or indirectly, under this Agreement or under any certificate, representation, warranty or other instrument delivered in connection herewith, and the Contributors shall have recourse hereunder only against the Operating Partnership's and the REIT's assets.

                  (b) Notwithstanding anything contained herein to the contrary, the Operating Partnership and the REIT acknowledge and agree that no shareholder or partner of any Contributor, no trustee, director, holder of any beneficial interests, shareholder, officer or employee of any Contributor and no Affiliate of any Contributor (except an Affiliate to which this Agreement has been assigned) shall have any personal liability, directly or indirectly, under this Agreement or under any certificate, representation, warranty or other instrument delivered in connection herewith, and the REIT and the Operating Partnership shall have recourse hereunder only against each Contributor's assets.

         17.14. DISPUTE. In the event of any dispute between the parties hereto regarding any of the transactions contemplated by this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable out-of-pocket costs and expenses incurred by the prevailing party in connection with such dispute, including without limitation, attorneys fees.

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

         17.15. PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or by the rules of any applicable securities exchange or national market system, so long as this Agreement is in effect, the parties hereto will not, and will not permit any of their respective representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement or the Closing Documents without the consent of the other party, which consent shall not be unreasonably withheld. The Operating Partnership and the REIT on the one hand, and the Contributors on the other hand, will cooperate reasonably with each other in a coordinated fashion in the development and distribution of all press releases and other public announcements with respect to this Agreement and the Closing Documents and the transactions contemplated hereby and thereby, and will furnish the other with drafts of any such releases and announcements as far in advance as reasonably practicable for reasonable approval. Notwithstanding the foregoing, the form of press release attached hereto as Exhibit J shall be deemed approved by each party to this Agreement for release within two (2) Business Days of the date of this Agreement.

         17.16. SEC REPORTING REQUIREMENTS. For a period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date hereunder, the Contributors shall, from time to time, upon reasonable advance written notice from the Operating Partnership, and at the Operating Partnership's sole cost and expense, provide the REIT and the Operating Partnership and their representatives with reasonable access to all of the Contributors' information and documentation relating to TRCLP, its Subsidiaries, Two Logan LP and/or the Properties, provided the same shall then be in the Contributor's (or an Affiliate of the Contributor's) possession pertaining to the period from January 1, 2000 through the Closing Date, which information is relevant and reasonably necessary, in the opinion of the outside accountants of the Operating Partnership and the REIT (the "Accountants"), to enable the REIT and the Accountants to file financial statements in compliance (at the Operating Partnership's cost) with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the SEC; (b) any other rule issued by the SEC and applicable to the Operating Partnership and the REIT; and (c) any registration statement, report or disclosure statement filed with the SEC by or on behalf of the Operating Partnership or the REIT. The Contributors shall reasonably cooperate with the Operating Partnership to cause any SEC audit requirements to be completed and delivered to the Operating Partnership within a reasonable time period to insure that all SEC filing requirements are met, and the Operating Partnership shall reimburse the Contributors for all reasonable out-of-pocket, third-party costs and expenses paid to third parties by the Contributors in connection therewith. In the event of a conflict between the terms of this Agreement (including
Section 17.10 and this Section 17.16) and the terms of the Confidentiality Agreement, the terms of this Agreement shall govern and control.

         17.17. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, the Schedules, Exhibits and the Closing Documents hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein and except for the Confidentiality Agreement. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

              [SIGNATURES APPEAR ON THE SUCCEEDING SIGNATURE PAGES]



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


         IN WITNESS WHEREOF, the parties have executed and delivered this Contribution Agreement as of the date and year first above written.

                                CONTRIBUTORS:

                                TRC REALTY, INC.-GP,
                                      a Pennsylvania corporation

                                By:   /s/ David B. Rubenstein
                                      ---------------------------------
                                      Name: David B. Rubenstein
                                      Title: President & CEO

                                TRC-LB LLC,
                                a Delaware limited liability company

                                By:   /s/ Francis X. Gilhool, Jr.
                                      ---------------------------------
                                      Francis X. Gilhool, Jr.
                                      Authorized Signatory

                                TRC ASSOCIATES LIMITED PARTNERSHIP,
                                a Delaware limited partnership

                                By:   /s/ David B. Rubenstein
                                      ---------------------------------
                                      Name: David B. Rubenstein
                                      Title: President & CEO

                                OPERATING PARTNERSHIP:

                                BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                                a Delaware limited partnership

                                By Brandywine Realty Trust, its General Partner

                                By:   /s/ Gerard H. Sweeney
                                      ---------------------------------
                                      Gerard H. Sweeney
                                      President and Chief Executive Officer



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



                         JOINDER BY TWO LOGAN CO., INC.

         The undersigned, Two Logan Co., Inc., hereby joins in the foregoing Contribution Agreement to evidence its agreement (i) to convey its interest in Two Logan LP to New Two Logan GP and (ii) to convey seventy-nine percent (79%) of the equity interests in New Two Logan GP to the Two Logan Transferee in exchange for 90% of the limited partnership interests in the Two Logan Transferee, all as provided for in Section 2.2(d) of the Agreement.

                                  Two Logan Co., Inc.

                                  By:   /s/ David B. Rubenstein
                                        ---------------------------------
                                        Name: David B. Rubenstein
                                        Title: President & CEO





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